Exhibit 10.104

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

English Translation

Investment Agreement

Among

Koram Games Limited

(As the Seller)

And

HEROIC VISION HOLDINGS LIMITED

(As the Buyer)

And

Beijing Kunlun Technology Co., Ltd.

Guangzhou Kunlun Online Information Technology Co., Ltd.

Kunlun Korea Co., LTD

As the Warrantors

Signed on November 19, 2013

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION		2

1.1	DEFINITIONS	2
1.2	INTERPRETATION	2

ARTICLE 2 SUBSCRIPTION AND ACCEPTANCE OF ORDINARY SHARES		3

2.1	ACCEPT SELLER SHARES	3
2.2	SUBSCRIBE THE SHARES TO BE SUBSCRIBED	3
2.3	CONSIDERATION AND PAYMENT	3

ARTICLE 3 PREREQUISITE		4

3.1	PREREQUISITE FOR THE BUYER TO AGREE TO CLOSE	4
3.2	PREREQUISITE FOR EACH WARRANTOR TO AGREE TO CLOSE	5
3.3	PREREQUISITE FOR THE BUYER TO AGREE TO PAY THE REMAINING CONSIDERATION	6
3.4	BEST REASONABLE EFFORT	8

ARTICLE 4 PROMISES OF EACH WARRANTOR PRIOR TO THE CLOSING AND THE PAYMENT OF THE REMAINING CONSIDERATION		8

4.1	PROMISES OF EACH WARRANTOR PRIOR TO THE CLOSING	8
4.2	PROMISES OF EACH WARRANTOR PRIOR TO THE PAYMENT OF THE REMAINING CONSIDERATION	9

ARTICLE 5 CLOSING		11

5.1	CLOSING	11
5.2	OBLIGATIONS OF THE SELLER AT THE CLOSING	11
5.3	OBLIGATIONS OF EACH WARRANTOR AT THE CLOSING	11
5.4	OBLIGATIONS OF THE BUYER AT THE CLOSING	12
5.5	PAYMENT OF THE REMAINING CONSIDERATION	13
5.6	OBLIGATIONS OF THE SELLER AT THE PAYMENT OF THE REMAINING CONSIDERATION	13
5.7	OBLIGATIONS OF EACH WARRANTOR AT THE PAYMENT OF THE REMAINING CONSIDERATION	13
5.8	OBLIGATIONS OF THE BUYER AT THE PAYMENT OF THE REMAINING CONSIDERATION	14
5.9	DELIVERY UPON THE CLOSING	14
5.10	OBLIGATIONS AFTER THE PAYMENT OF THE REMAINING CONSIDERATION	14

ARTICLE 6 REPRESENTATION AND WARRANTY		15

6.1	REPRESENTATION AND WARRANTY OF EACH WARRANTOR	15
6.2	REPRESENTATION AND WARRANTY OF THE BUYER	15

ARTICLE 7 OTHER PROMISES		15

7.1	NON-COMPETITION AND NON-SOLICITATION	15
7.2	INCENTIVE PLAN OF MANAGEMENT	17

ARTICLE 8 TERMINATION		17

8.1	TERMINATION OF AGREEMENT	17
8.2	EFFECTIVENESS OF TERMINATION	18
8.3	CONTINUE TO BE EFFECTIVE	18

ARTICLE 9 INDEMNITY		19

9.1	INDEMNITY OBLIGATION OF WARRANTOR	19
9.2	BUYER’S OBLIGATION OF INDEMNIFICATION	20
9.3	OTHER REMEDIES	20

i

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

ARTICLE 10 CONFIDENTIALITY		20

10.1	CONFIDENTIALITY OBLIGATION	20
10.2	PERMITTED DISCLOSURE	20

ARTICLE 11 PUBLIC STATEMENT		21

ARTICLE 12 GENERAL PROVISIONS		21

12.1	EACH PARTY’S RESPONSIBILITY FOR TAX LIABILITY, COST AND EXPENSE	21
12.2	BINDING; TRANSFER	21
12.3	GOVERNING LAW	21
12.4	DISPUTE SETTLEMENT	21
12.5	AMENDMENT	22
12.6	NOTICE	22
12.7	FURTHER WARRANTY	23
12.8	ENTIRE AGREEMENT	23
12.9	SEVERABILITY	23
12.10	CUMULATIVE REMEDIES	23
12.11	COUNTERPARTS	24

Annex 1	Definitions

Annex 2	Representations and Warranties

Annex 3	Reorganization Plan

ii

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Recitals

This Investment Agreement (“this Agreement”) is entered into on November 19, 2013 among and by the following Parties in Beijing, China:

(1)	Koram Games Limited, a limited liability company established and existing under the laws of Hong Kong (registered number: 1415564), with its registered address located at Suite 1203, 12th Floor, Ruttonjee House, 11 Duddell Street, Central, HongKong (the “Seller”);

(2)	HEROIC VISION HOLDINGS HOLDINGS, a limited company established and existing under the laws of British Virgin Islands (registered number: 1795916), with its registered address located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Buyer”)

(3)	Beijing Kunlun Technology Co., Ltd., a limited liability company established and existing under Chinese laws (registered number: 110108010907077), with its legal representative as Zhou Yahui, and the registered address located at 605E, Tower B, No. 118 Zhichun Road, Haidian District, Beijing (“Kunlun Beijing”);

(4)	Guangzhou Kunlun Online Information Technology Co., Ltd., a limited liability company established and existing under Chinese laws (registered number: 440106000147934), with its legal representative as Zhou Yahui, and the registered address located at 3F, 44-46 Jianzhong Road, Tianhe District, Guangzhou, Guangdong Province (“Kunlun Guangzhou”);

(5)	Kunlun Korea Co., LTD, a limited company established and existing under the Korean laws (registered number: 2148870398). with its registered address located at 10F823Bldg, 823-16 Yeoksam-Dong, Gang-nam Gu (“Kunlun Korea”).

The above Parties are called collectively as the “Parties” and respectively as a “Party”. The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea are called collectively as “Warrantors” and respectively as a “Warrantor”.

WHEREAS,

(1)	From the Signature Date on, the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea hold the target asset and run RaidCall voice service and other related businesses of each Warrantor (“Target Business”). Target asset refers to all assets required by the operation of the Target Business, including all the tangible or intangible assets, real estate or private properties, employees and qualifications held, owned or controlled by each Warrantor that are to be transferred to the Hong Kong company according to Article 3.3.1, and including all the assets and employees listed in Annex 4 as well as the additions, changes or modifications agreed in writing by the Buyer and the Seller from time to time. The Seller, Kunlun Guangzhou and Kunlun Korea are subsidiaries wholly owned by Kunlun Beijing.

(2)	The Seller shall, in five (5) business days upon the conclusion of this Agreement, set up a limited company (“Target Company”) in British Virgin Islands according to the laws thereof, the equity structure of which shall follow the below structure at its establishment:

Category	Authorized Stock		Share Issued	Face Value	Shareholder
Ordinary Share	USD	50,000	7,500	USD 1.00 per share	Seller

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

(3)	The Buyer intends to, according to this Agreement

(i)	Buy from the Seller, and the Seller agrees to transfer 3,750 ordinary shares of the Target Company it held (“Seller Shares”) to the Buyer; and

(ii)	Subscribe from the Target Company, and the Target Company agrees to issue 2,500 ordinary shares (“Shares to be Subscribed”) to the Buyer.

(4)	After closing (the Payment Date of the Remaining Consideration included), the Buyer will hold 62.5% shares of the Target Company (fully diluted).

(5)	The Parties agree that, after the procedures of the reorganization plan are completed,

(i)	The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea have transferred the Target Business in the Hong Kong company and WFOE to enable the Hong Kong company to run the Target Business only with the target assets after the closing in the same form and scale with the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea operated prior to the Closing Date.

(ii)	The Target Company holds 100% stock rights of the Hong Kong company; and

(iii)	The Hong Kong company holds 100% stock rights of WFOE.

The Parties therefore reach the following agreement as to the transaction hereunder on the basis of equality and negotiation:

Article 1 Definitions and Interpretation

1.1	Definitions

Unless otherwise specified in the context, the terms herein in bold shall have the meaning with those listed in Annex 1.

1.2	Interpretation

1.2.1	Any reference to the Agreement includes annexes and appendixes that are inseparable from the Agreement. “Hereof”, “hereunder”, “herein” and other words with similar meanings shall refer to the entire Agreement other than some article, schedule, annex or appendix. Any reference to any document (including the Agreement) shall be interpreted as the document amended, consolidated, supplemented, updated or superseded from time to time. Unless otherwise specified, (i) any annex or appendix mentioned shall refer to corresponding annex or appendix hereto, and (ii) any article mentioned shall refer to corresponding article in the main body of the Agreement.

1.2.2	“Including” used herein shall be interpreted as “including but not limited”.

1.2.3	Any reference to any Party to the Agreement or any other agreement or document shall be interpreted as including such Party’s successor or authorized transferee.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

1.2.4	“Person” shall include natural person, business office, company, government authority, joint operational project, partnership, committee, unincorporated organization, trust, corporation or other entity (regardless of independent legal entity status).

Article 2 Subscription and Acceptance of Ordinary shares

2.1	Accept Seller Shares

Subject to the terms and conditions of this Agreement and dependent upon the representations and warranties of this Agreement and other transaction documents, the Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase and accept the Seller Shares from the Seller.

2.2	Subscribe the Shares to be Subscribed

Subject to the terms and conditions of this Agreement and dependent upon the representations and warranties of this Agreement and other transaction documents, the Target Company agrees to issue to the Buyer, and the Buyer agrees to subscribe the shares to be subscribed from the Target Company.

2.3	Consideration and Payment

2.3.1	The Buyer shall pay the Seller a total consideration of USD 30,000,000 or equivalent RMB amount deducting the accounts payable (“Transfer Consideration”) for the shares to be transferred. The Buyer shall, on the Closing Date and through bank transfer, transfer USD 10,000,000 or equivalent amount of RMB (determined according to the middle rate of the exchange rate of USD against RMB published by the People’s Bank of China on its official website on the fifth (5th) business day before the Closing Date) to the trust account designated jointly by the Seller and the Buyer at least three (3) business days prior to the Closing Date in writing (the “Initial Transfer Consideration”). The Buyer shall, on the Payment Date of the Remaining Consideration and through bank transfer, transfer USD 20,000,000 or equivalent amount of RMB deducting accounts payable (determined according to the middle rate of the exchange rate of USD against RMB published by the People’s Bank of China on its official website on the fifth (5th) business day before the Payment Date of the Remaining Consideration) to the account designated at least three (3) business days prior to the Payment Date of the Remaining Consideration in writing (“the Remaining Transfer Consideration”). The Initial Transfer Consideration in the trust account shall be transferred to such account designated by the Seller at the same time on the Payment Date of the Remaining Consideration.

2.3.2	The Buyer shall pay the Target Company a total consideration of USD 20,000,000 (or equivalent RMB amount) as the subscription consideration for the Shares to be Subscribed. The Buyer shall, on the Closing Date and through bank transfer, transfer USD 1 or equivalent amount of RMB (determined according to the middle rate of the exchange rate of USD against RMB published by the People’s Bank of China on its official website on the fifth (5th) business day before the Closing Date) to the account designated by the Target Company at least three (3) business days prior to the Closing Date in writing, and shall, on the Payment Date of the Remaining Consideration and through bank transfer, transfer USD 19,999,999 or equivalent amount of RMB (determined according to the middle rate of the exchange rate of USD against RMB published by the People’s Bank of China on its official website on the fifth (5th) business day before the Closing Date) to the account designated by the Target Company at least three (3) business days prior to the Payment Date of the Remaining Consideration in writing (“the Remaining Subscription Consideration”).

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Article 3 Prerequisite

3.1	Prerequisite for the Buyer to Agree to Close

The Buyer agrees to close on the premise that each Warrantor shall, and shall make every reasonable effort to, urge other Parties to fulfill the conditions of this article on or before the Closing Date, and such fulfillment shall be to the satisfaction of the Buyer, unless such fulfillment is exempted by the Buyer in writing (fully exempted or partly exempted by additional exemption conditions).

3.1.1	The legally establishment and valid existence of the Target Company: the Seller has acquired all permissions, certificates and certifications proving the legally establishment and valid existence of the Target Company, and has provided reasonable satisfactory evidence to the Buyer to demonstrate that it is duly organized and validly existing.

3.1.2	Confirmatory due diligence: The due diligence result of various aspects (including business, technology, finance and law) of Target Business, target asset and target group and others shall be to the satisfaction of the Buyer, or all major issues of such due diligence have been remedied by each Warrantor with the method that the Buyer is satisfied.

3.1.3	Closing warranty and the warranty on the Target Business and target asset made by each Warrantor are accurate: All the closing warranties each Warrantor made in Part I of Annex 2 and all the warranties made in relation with the Target Business and target asset in Part III of Annex 2 are, on the date of this Agreement (if related to the Target Company, the establishment date of the Target Company shall prevail) and every single day before the Closing Date (included), real, accurate and intact in all aspects as if such closing warranties are made on such every single day.

3.1.4	Representations and warranties made by each Warrantor are accurate: All the representations and warranties each Warrantor made in Part IV of Annex 2 are, on the date of this Agreement and every single day before the Closing Date (included), real, accurate and intact in all aspects as if such closing warranties are made on such every single day.

3.1.5	Fulfillment: The Seller and each Warrantor have fulfilled and followed all the agreements, commitments, obligations and conditions included in each transaction document that they should have been fulfilled or followed on or before the closing, including the conditions listed in this Article 3.1 and the commitments listed in Articles 4 and 7.

3.1.6	Delivery of closing document: The Seller and the Target Company have fulfilled their obligations at closing on or before the Closing Date according to Articles 5.2 and 5.3.

3.1.7	Consent: All the consent required for the transaction (including the approval from competent government departments) shall have been obtained (no condition unacceptable by the Buyer has been added) and remain fully valid.

3.1.8	Company procedures: The board of directors and Shareholders’ Meeting of the Seller and the Target Company shall pass necessary resolutions to approve the proposed transaction under the transaction document, and approve the conclusion, delivery and performance of each transaction document to which it is a party.

3.1.9	No material adverse effect: There is no event that will impose material adverse effect on the Target Business, target asset and the Target Company.

3.1.10	No adverse procedure: There is no person that threatens to raise or has raised an appeal or pending appeal that (1) tries to limit, prevent or seriously influence each Warrantor to own or manage all or any major part of its business or asset (including Target Business or target asset), or forces each Warrantor to dispose all or any major part of its business or asset, or (2) tries to exert or confirm limit on the fulfillment of the transaction or the capacity of the Seller to validly exercise its ownership over the stock rights of the Target Company, and forces it to dispose any part of its stock rights in the Target Company.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

3.1.11	No adverse law change: There is no appeal raised by any government department or any change that is suggested, promulgated, implemented, released, or issued by any government department, or to any applicable law deemed applicable to the transaction or the interpretation of existing law, and such change, through reasonable judgment, will directly or indirectly restrict the fulfillment of the transaction in major aspects or lead to any consequence mentioned in Article 3.1.10

3.1.12	Director, legal representative and supervisor: The Target Company shall have only two (2) directors, and the remaining directors shall have respectively submitted their written resignation letter and the commitment letter signed by them stating their waiver of all rights and claims on the Target Company, and such resignation letter and commitment letter shall become effective as of the Closing Date. The three (3) personnel designated by the Buyer have been properly appointed as directors of the Target Company and such appointment shall become effective as of the Closing Date, and such new directors have submitted required registration to relevant department of British Virgin Islands for the record properly.

3.1.13	Bank account and signatory: The signatory of the Target Company for the present bank account (if any) shall have been dismissed, and a new signatory nominated by the Buyer shall have been appointed properly for the bank account owned by the Target Company on the Closing Date.

3.1.14	Articles of Association of the Target Company: The Target Company shall have passed the amended and restated Articles of Association of the Target Company with the format and content satisfied by the Buyer (“Articles of Association of the Target Company”)

3.1.15	Relevant registration proxy of the Target Company: The contact in charge of contacting relevant registration proxy of the Target Company has been changed to the personnel designated by the Buyer.

3.2	Prerequisite for each Warrantor to Agree to Close

Each Warrantor agrees to close on the premise that the Buyer shall be able to fulfill the conditions of this Article on or before the Closing Date, and such fulfillment shall be to the satisfaction of the Seller, unless such fulfillment is exempted by the Seller in writing (fully exempted or partly exempted by additional exemption conditions).

3.2.1	Warranties made by the Buyer are accurate: All the warranties the Buyer made in Part V of Annex 2 are, on the date of this Agreement and every single day before the Closing Date (included), real, accurate and intact in all aspects as if such Buyer warranties are made on such every single day.

3.2.2	Fulfillment: The Buyer has fulfilled and followed all the agreements, commitments, obligations and conditions included in each transaction document that it should have been fulfilled or followed on or before the closing, including the conditions listed in this Article 3.2.

3.2.3	Closing document: The Buyer has provided all closing documents on or before the Closing Date according to Article 5.4.

3.2.4	Consent: All the consent required for the transaction (including the approval from competent government departments) shall have been obtained (no condition unacceptable by the Seller has been added) and remain fully valid.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

3.3	Prerequisite for the Buyer to Agree to Pay the Remaining Consideration

The Buyer agrees to pay the remaining consideration on the premise that each Warrantor shall, and shall make every reasonable effort to, urge other Parties to fulfil the conditions of this Article on or before the Payment Date of the Remaining Consideration, and such fulfillment shall be to the satisfaction of the Buyer, unless such fulfillment is exempted by the Buyer in writing (fully exempted or partly exempted by additional exemption conditions).

3.3.1	Complete the reorganization plan procedures:

(a)	Each Warrantor has already completed the procedures listed in the reorganization plan and has provided proof to the Buyer to its satisfaction, including transfer of Target Business to the Hong Kong company and WFOE without any encumbrance and the target asset, permission, certificates and certifications (including those listed in Annex 7) required by or related to all the Target Business held, owned or controlled by each Warrantor, in which: (i) the staffs of the Target Business have terminated their labor contracts properly with the Seller, Kunlun Beijing, Kunlun Guangzhou or Kunlun Korea, and quitted all charges related to the termination of labor relationship (including indemnification) under the condition that the length of service is calculated continuously, and shall sign new labor contracts, confidentiality agreement and non-competition agreement with the Hong Kong company or WFOE; (ii) a tripartite agreement has been signed by the relevant parties of the Original Contract, the Seller and the Hong Kong company on the transfer of relevant rights and obligations for the business contract in the target asset; (iii) the registration of software copyright and domain name in the target asset has been transferred to Hong Kong company or WFOE.

(b)	The Hong Kong company and WFOE has obtained all permissions, certificates and certifications to prove that the procedures in the reorganization plan has been completed, and has provided evidence to the Buyer to its satisfaction proving that the Hong Kong company and WFOE can run the Target Business with the target assets in the same form and scale with the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea operated prior to the Payment Date of Remaining Consideration, including the permissions, certificates and certifications set forth in Annex 7.

3.3.2	Confirmatory due diligence: The due diligence result of various aspects (including business, technology, finance and law) of Target Business, target asset and target group and others shall be to the satisfaction of the Buyer, or all major issues of such due diligence have been remedied by each Warrantor with the method that the Buyer is satisfied.

3.3.3	Warranties on the payment of the remaining consideration are accurate: All the warranties on the payment of the remaining consideration each Warrantor made in Part II of Annex 2 and all the warranties made in relation with the Target Business and target asset in Part III of Annex 2 are, on the date of this Agreement and every single day before the Payment Date of the Remaining Consideration (included), real, accurate and intact in all aspects as if such warranties on the payment of the remaining consideration are made on such every single day.

3.3.4	Representations and warranties made by each Warrantor are accurate: All the representations and warranties each Warrantor made in Part IV of Annex 2 are, on the date of this Agreement and every single day before the Payment Date of the Remaining Consideration (included), real, accurate and intact in all aspects as if such representations and warranties are made on such every single day.

3.3.5	Fulfillment: The Seller and each Warrantor have fulfilled and followed all the agreements, commitments, obligations and conditions included in each transaction document that they should have fulfilled or followed on or before the payment of the remaining consideration, including the conditions listed in this Article 3.3 and the commitments listed in Articles 4 and 7.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

3.3.6	Deliver the remaining consideration payment document: The Seller and the Target Company have fulfilled their obligations at the payment of the remaining consideration on or before the Payment Date of the Remaining Consideration according to Articles 5.6 and 5.7.

3.3.7	Consent: All the consent required for the transaction (including the approval from competent government departments) shall have been obtained (no condition unacceptable by the Buyer has been added) and remain fully valid.

3.3.8	Company procedures: The board of directors and shareholders’, meeting of each Warrantor shall pass necessary resolutions to approve the proposed transaction under the reorganization plan to which it is a party;

3.3.9	No material adverse effect: There is no event that will impose material adverse effect on the Target Business, target asset and the Target Group.

3.3.10	No adverse procedure: There is no person that threatens to raise or has raised an appeal or pending appeal that (1) tries to limit, prevent or seriously influence each Warrantor to own or manage all or any major part of its business or asset (including Target Business or target asset), or forces each Warrantor to dispose all or any major part of its business or asset, or (2) tries to exert or confirm limit on the fulfillment of the transaction or the capacity of the Seller to validly exercise its ownership over the stock rights of the Target Company, and forces it to dispose any part of its stock rights in the Target Company.

3.3.11	No adverse law change: There is no appeal raised by any government department or any change that is suggested, promulgated, implemented, released, or issued by any government department, or to any applicable law deemed applicable to the transaction or the interpretation of existing law, and such change, through reasonable judgment, will directly or indirectly restrict the fulfillment of the transaction in major aspects or lead to any consequence mentioned in Article 3.3.10

3.3.12	Director, legal representative and supervisor: The three (3) directors of Hong Kong company and the present legal representative of WFOE, the three (3) directors and the only supervisor should have been appointed properly as the designated personnel of the Buyer, and such legal representative, directors and supervisor have been registered with Hong Kong Companies Registry and competent industrial and commercial department of China for the record.

3.3.13	Bank account and signatory: Personnel nominated by the Buyer shall have been appointed as the signatory of the present bank account (if any) of the Hong Kong company and WFOE, and relevant E-bank key has been handed over to such personnel.

3.3.14	Articles of Association: The Hong Kong company and WFOE shall have passed an Articles of Association of the Hong Kong company and WFOE with the format and content satisfied by the Buyer (collectively as “Articles of Association of Each Group” together with the above “Articles of Association of the Target Company”).

3.3.15	Labor contract, confidentiality agreement and non-competition agreement: The Hong Kong company or WFOE shall sign labor contract, confidentiality agreement and non-competition agreement with each staff of the Target Business. If the employees of the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea engaging in the work related to the Target Business are not included in the target asset before restructuring, they shall have signed proper confidentiality agreement and non-competition agreement with the Seller, Kunlun Beijing, Kunlun Guangzhou, Kunlun Korea and the Target Company to ensure that they will keep the information related to the Target Business confidential and that they will not engage in any business identical or similar with the Target Business.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

3.3.16	Relevant registration proxy of the Hong Kong company and WFOE: The contact in charge of contacting relevant registration proxy of the Hong Kong company and WFOE has been changed to the personnel designated by the Buyer.

3.3.17	Information technology, registered player information and history operation data: The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea shall have handed all the information technology of the Target Business (including but not limited to the software under development), registered player information, history operation data and code backup over to the Target Company and have deleted them so that no backup is left.

3.3.18	Business cooperation agreement: Taiwan Molly Digit Marketing Co., Ltd. has signed a business cooperation agreement with the Hong Kong company.

3.4	Best Reasonable Effort

The Buyer and each Warrantor shall cooperate with each other to, with their best reasonable effort, adopt or urge other Parties to adopt necessary, proper or wise actions to accomplish the proposed transaction hereunder according to this Agreement and applicable laws (including completing the closing and the remaining consideration payment conditions to be completed by them under Articles 3.1 to 3.3, and obtaining or delivering the closing and the remaining consideration payment documents listed in Articles 5.2 to 5.7), including to prepare and submit all documents as soon as possible to finish all necessary notices, reports, submissions and other records, and to obtain all the consent required to accomplish the proposed transaction hereunder as soon as possible.

Article 4 Promises of each Warrantor prior to the Closing and the payment of the remaining consideration

4.1	Promises of each Warrantor prior to the Closing

4.1.1	Limitation of activities: Unless agreed in writing by the Buyer and required for the completion of proposed transactions hereunder or under other transaction documents or otherwise provided herein, each Warrantor warrants to the Buyer individually and jointly that:

(a)	The Seller and each Warrantor will not exercise its shareholder’s rights of the Target Company prior to the Closing or perform any act which may affect the assessment or value of stock rights of the target group or Target Business and relevant business as well as target assets, including the conclusion of any agreement or promise which may result in encumbrances on any share or Target Business and relevant business of the Target Company and target assets held by the Seller;

(b)	Prior to the Closing, the Target Company will not:

(i)	Amend its organizational documents;

(ii)	Change the management structure of the Company;

(iii)	Change its capital or declare, withdraw or pay any dividend or make other assignment in connection with its securities (whether in cash, share, property or its portfolios), or redeem, repurchase or acquire any security in any other manner, or propose an offer to redeem, repurchase or acquire any security in any other manner;

(iV)	(1) Issue, pay or sell, or authorize the issuance, payment or sale of any security, or (2) Modify any term of any security (whether by merger, acquisition or otherwise);

(V)	Exist any capital expenditure, obligation or responsibility with respect to an amount exceeding RMB 300,000 in a transaction or a series of similar or relevant transactions;

(vi)	Directly or indirectly acquire any asset, security, property, interest or business (whether by merger, consolidation, equity or assets acquisition or otherwise);

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

(vii)	Sell, lease or otherwise assign its any asset, security, property, interest or business, or create or incur any encumbrance on it;

(viii)	Provide any loan, advance payment or capital contribution to any other person, or invest in such person (excluding any advance payment in normal business activities);

(ix)	Create, incur or undertake any borrowing or security; allow the existence of any borrowing or security or otherwise assume responsibility for any borrowing or security;

(x)	Conclude any agreement or make any promise on any assignment of intellectual property rights to a third party, or any approval of the use of intellectual property rights by a third party;

(xi)	Change accounting policies or methods, except its auditor agrees that it is required by the simultaneous change of any US Generally Accepted Accounting Principles or China Generally Accepted Accounting Principles;

(xii)	Reconcile, put forward or propose reconciliation in connection with the following matters: (1) any action, inquiry, arbitration, procedure or other claims involved in or against Target Business and target assets; or (2) any action, arbitration, procedure or dispute related to the proposed transaction herein;

(xiii)	Make or change any tax election, change any annual tax accounting period, adopt or change any tax accounting method, modify any tax declaration or submit the request for tax refund, reach any settlement agreement, reach a compromise on the claim for reimbursement, audit or assessment of tax, waive any tax refund, set off or otherwise cut the right of claim for tax obligations (unless agreed by the Buyer); or

(xiv)	Agree, resolve or promise to perform any of the above-mentioned acts.

4.1.2	Complete the conditions precedent to the Closing: each Warrantor shall use all its reasonable endeavors to cause the completion of conditions precedent to the Closing as agreed in Article 3.1, including (1) take actions necessary to ensure the execution, delivery and performance of documents concerning any precedent condition to which each Warrantor is a party; and (ii) cause each Warrantor to adopt the shareholders resolutions and board resolutions, so as to approve the transactions described herein (including the reorganization plan), and amend and/or adopt the Articles of Association of the Target Company and all relevant transaction documents.

4.1.3	Trademark: each Warrantor shall employ its best efforts to cause the Hong Kong company or WFOE to submit an application for the registration of the word Raidcall and graphic LOGO trademark to the competent authority for trademark registration, and the Buyer agrees to employ its reasonable efforts to assist the Hong Kong company or WFOE in the submission of such application. If the Hong Kong company or WFOE fails to submit such application prior to the Closing or the payment of the remaining consideration, each Warrantor promises to ensure that the Hong Kong company or WFOE will submit such application after the payment of the remaining consideration.

4.2	Promises of each Warrantor prior to the payment of the remaining consideration

4.2.1	Conduct the Target Business as usual: from the date of signing to the date of payment of the remaining consideration, except as required by the reorganization plan or transactions, each Warrantor undertakes with the Buyer individually and jointly that it will: (i) continue the operation of Target Business in the same form and scale as those of previous operation and abide by all the contracts which it concluded with respect to the Target Business and target assets and applicable laws; (ii) keep the completeness of existing operating organization of group companies; (iii) ensure the validity of consents of government authority in the place where all its Target Business and target assets are operated and obtain any consent not obtained and necessary for group companies to conduct the Target Business; (iv) ensure that the group companies pay all due debts or taxes; (v) maintain the target assets in current scale; (vi) with respect to the Target Business, maintain the provision of service by the management personnel and employees; (vii) with respect to the Target Business, maintain good relations with relevant consumers, show host, distributors, suppliers of the server and bandwidth and other parties with which it has major business relationships, and maintain the continuity of target targets, without disruption of services due to the transfer of contracts or change in the server; and (viii) with respect to the Target Business, keep the books and records relating to it in the manner consistent with the previous one.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

4.2.2	Limitation of activities: Without limiting the foregoing Article 4.2.1, unless agreed in writing by the Buyer and required for the completion of proposed transactions hereunder or under other transaction documents or otherwise provided herein, each Warrantor warrants to the Buyer individually and jointly that the Seller and each Warrantors will not perform any act in any manner which may affect the Target Business and relevant business as well as target assets prior to the payment of the remaining consideration, including the conclusion of any agreement or promise which may result in encumbrances on any Target Business, relevant business and target assets, and any act of disposition of target assets (except as required during normal business process).

4.2.3	The debts of Target Business and target assets prior to the completion of reorganization plan: each Warrantor warrants to the Buyer that the relevant responsibilities prior to the assignment of Target Business and target assets to relevant group companies in accordance with the reorganization plan (including any debt, potential tax burden, potential responsibility to pay the social insurance and housing fund or other responsibilities) will not be transferred to the group companies but be undertaken by the Seller, Kunlun Beijing, Kunlun Guangzhou or Kunlun Korea.

4.2.4	Assist in the confirmatory due diligence: each Warrantor shall use all its reasonable endeavors to assist the Purchaser in conducting and completing the confirmatory due diligence.

4.2.5	Complete the reorganization plan: each Warrantor shall use all its reasonable endeavors to assist and promote the completion of and complete the procedures listed in the reorganization plan.

4.2.6	Complete the conditions precedent to the payment of the remaining consideration: each Warrantor shall use all its reasonable endeavors to cause the completion of conditions precedent to the payment of the remaining consideration as agreed in Article 3.3, including (1) take actions necessary to ensure the execution, delivery and performance of documents concerning any precedent condition to which each Warrantor is a party; and (ii) cause each Warrantor to adopt the shareholders resolutions and board resolutions, so as to approve the transactions described herein (including the reorganization plan), and amend and/or adopt the articles of association of the groups and all relevant transaction documents.

4.2.7	Intangible assets: introduce three software under research and development in the target assets, store them in the research and development server, conduct trial operation prior to the Closing and backup them to a hard disk.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Article 5 Closing

5.1	Closing

The Closing shall be carried out within five (5) business days upon the satisfaction or exemption of all precedent conditions listed in Article 3.1 and 3.2 in Beijing, China, or at any other time, on any other date or in any other place otherwise jointly agreed in writing by the Seller and the Buyer (“Closing Date”).

5.2	Obligations of the Seller at the Closing

The Seller shall or causes other parties to deliver the originals of the following documents to the Buyer at or prior to the Closing (unless otherwise specified below):

5.2.1	The instrument of transfer duly signed by the Seller on the transfer of the Seller Shares to the Buyer;

5.2.2	The share certificate on the Seller Shares held by the Seller, to be forwarded to the Target Company for deregistration;

5.2.3	The certificate signed by the authorized representative of the Seller with the date being the Closing Date (the contents of which shall be reasonably satisfactory to the Buyer), with the precedent conditions listed in Article 3.1 confirmed to have been satisfied;

5.2.4	The Shareholder Agreement duly signed by the Seller;

5.2.5	The copies of shareholders resolutions and board resolutions of the Seller required for the Seller’s conclusion of this Agreement and transaction documents and completion of proposed transactions under transaction documents, including the consent and approval to (i) execute all transaction documents; (ii) sell the Seller Shares; (iii) issue the shares to be subscribed; (iv) allow the rest of directors in excess of two (2) ones to resign position in the Target Company; (v) assign three (3) appointed persons of the Buyer to serve as directors of the Target Company; (vi) revoke the signatory of current bank account (if any) of the Target Company, and with respect to the bank account owned by the Target Company on the Closing Date, assign a new signatory of bank account nominated by the Buyer; (vii) accept the copy of Articles of Association of the Target Company, the authenticity and completeness of which shall be certified by a director of the Seller; and

5.2.6	The supporting documents proving that the personnel of the Seller signing this Agreement have been duly authorized and are entitled to sign this Agreement on behalf of the Seller, including the resolutions of the shareholders’ meeting and/or board of directors issued by the Seller with respect to such authorization.

5.3	Obligations of each Warrantor at the Closing

Each Warrantor shall or causes the Target Company or other parties to deliver the originals of the following documents to the Buyer at or prior to the Closing (unless otherwise specified below).

5.3.1	The share certificates duly signed and issued by the Target Company on the SellerShares and shares to be subscribed under the Purchaser’s name;

5.3.2	The copy of register of shareholders certified by the company secretary of the Target Company, indicating that the Buyer has become the shareholder of the Seller Shares and Shares to be Subscribed;

5.3.3	The certificate signed by the authorized representative of each Warrantor with the date being the Closing Date (the contents of which shall be reasonably satisfactory to the Buyer), with the precedent conditions listed in Article 3.1 confirmed to have been satisfied;

5.3.4	The Shareholder Agreement duly signed by the Target Company;

5.3.5	Other transaction documents duly signed by each Warrantor and other documents required for the completion of proposed transactions under transaction documents (the contents and form of which shall be reasonably satisfactory to the Buyer);

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

5.3.6	Evidence reasonably satisfactory to the Buyer, to prove that the Target Company has adopted the articles of association;

5.3.7	The supporting document proving that the Target Company has properly filed with relevant departments of British Virgin Islands corresponding changes in the registration particulars of the articles of association of Target Company and registered for the record as required by the relevant registration agent of Target Company (such supporting document may be sent by the registration agent of Target Company by e-mail);

5.3.8	The copies of resolutions of shareholders’ meeting and board of directors of each Warrantor (excluding the Seller) required for each Warrantor’s (excluding the Seller) conclusion of this Agreement and transaction documents and completion of proposed transactions under transaction documents (including the consent and approval to execute all relevant transaction documents), the authenticity and completeness of which shall be certified by a director of each Warrantor;

5.3.9	The written resignation letters and commitment letters duly signed on a waiver of all claims against the Target Company from the rest of directors in excess of two (2) directors effective on the Closing Date of the Target Company;

5.3.10	The supporting document proving that the personnel of each Warrantor signing this Agreement have been duly authorized by each Warrantor and are entitled to sign this Agreement on behalf of each Warrantor, including the resolutions of the shareholder’s meeting and board of directors issued by each Warrantor with respect to such authorization.

5.3.11	The official seal, financial seal and contract seal of the Target Company and other seals representing the Target Company;

5.3.12	All the company’s books, registers of shareholders and directors, articles of association, certificate of incorporation, accounting records and other records of the Target Company since its establishment, including without limitation to check books, labor contracts, all historical files and payroll records, social welfare and insurance settlement, capital verification reports, resolutions and minutes of the shareholders’ meeting and board of directors, and all government approval documents, certificates, licenses and notices; the authenticity and completeness of such books and records shall be certified by a director of the Target Company, and it shall be acknowledged and confirmed that all such books and records of the Target Company are restored in the registration address of the Target Company;

5.3.13	With respect to the bank account owned by the Target Company on the Closing Date, the record demonstrating that the new signatory of bank account nominated by the Buyer has obtained the signature card of the bank account properly appointed;

5.3.14	The contact person responsible for contacting the relevant registration agent of the Target Company has been changed to a person appointed by the Buyer; and

5.3.	The certificates and licenses listed in Annex 7 and other certificates and licenses set forth in accordance with Article 3.1.1.

5.4	Obligations of the Buyer at the Closing

At or prior to the Closing, the Buyer shall:

5.4.1	Transfer the Initial Transfer Consideration into the escrow account in accordance with the provisions of Article 2.3.1;

5.4.2	Pay the Target Company USD 1 or equivalent RMB in accordance with the provisions of Article 2.3.2;

5.4.3	Deliver the Shareholder Agreement duly signed by the Buyer;

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

5.4.4	Deliver the certificate signed by the authorized representative of the Buyer with the date being the Closing Date (the contents of which shall be reasonably satisfactory to the Seller), with the precedent conditions listed in Article 3.2 confirmed to have been satisfied; and

5.4.5	The copies of shareholders resolutions and board resolutions of the Buyer required for the Buyer’s conclusion of this Agreement and transaction documents and completion of proposed transactions under transaction documents, the authenticity and completeness of which shall be certified by a director of the Buyer;

5.5	Payment of the remaining consideration

The payment of the remaining consideration shall be carried out within five (5) business days upon the satisfaction or exemption of all precedent conditions listed in Article 3.3 in Beijing, China, or at any other time, on any other date or in any other place otherwise jointly agreed in writing by the Seller and the Buyer (“Payment Date of the Remaining Consideration”).

5.6	Obligations of the Seller at the payment of the remaining consideration

The Seller shall or causes other parties to deliver the originals of the following documents to the Buyer at or prior to the payment of the remaining consideration (unless otherwise specified below):

5.6.1	The certificate signed by the authorized representative of the Seller with the date being the Payment Date of the Remaining Consideration (the contents of which shall be reasonably satisfactory to the Buyer), with the precedent conditions listed in Article 3.3 confirmed to have been satisfied;

5.7	Obligations of each Warrantor at the payment of the remaining consideration

Each Warrantor shall cause the group companies or other parties to deliver the originals of the following documents to the Buyer at or prior to the payment of the remaining consideration (unless otherwise specified below):

5.7.1	The certificate signed by the authorized representative of each Warrantor with the date being the Payment Date of the Remaining Consideration (the contents of which shall be reasonably satisfactory to the Buyer), with the precedent conditions listed in Article 3.3 confirmed to have been satisfied;

5.7.2	The documents duly signed by each Warrantor and required for the completion of proposed transactions under transaction documents (including the reorganization plan) (the contents and form of which shall be reasonably satisfactory to the Buyer);

5.7.3	Provide the evidence reasonably satisfactory to the Buyer, to prove that the Hong Kong company and WFOE have adopted their articles of association, applied for approval of and/or registration for such articles of association with the Companies Registry in Hong Kong, China’s competent administrative department for industry and commerce and China’s commercial administrative department, and carried out registration procedures for the record as required by relevant registration agent;

5.7.4	The resolutions of shareholders’ meeting and board of directors of each Warrantor (excluding the Seller) required for each Warrantor’s (excluding the Seller) completion of proposed transactions under transaction documents (including the consent and approval);

5.7.5	The official seal, financial seal and contract seal of the Hong Kong company and WFOE and other seals representing the Hong Kong company and WFOE;

5.7.6	The certificates and licenses listed in Annex 7 and other certificates and licenses set forth in accordance with Article 3.3.1;

5.7.7	The list of relevant assigned target assets received by the Hong Kong company on or prior to the Payment Date of the Remaining Consideration (the contents of which shall be reasonably satisfactory to the Buyer);

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

5.7.8	The list of relevant assigned target assets received by WFOE on or prior to the Payment Date of the Remaining Consideration (the contents of which shall be reasonably satisfactory to the Buyer); and

5.7.9	The confirmation letter signed by the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea, confirming that the backup of all the information technologies related to the Target Business (including without limitation to the software still under development), information of registered players, historical operational data and code have been given to the Target Company and deleted and there exists no backup.

5.8	Obligations of the Buyer at the payment of the remaining consideration

At or prior to the payment of the remaining consideration, the Buyer shall:

5.8.1	Pay the remaining transfer consideration in accordance with the provisions of Article 2.3.1;

5.8.2	Agree to transfer the Initial Transfer Consideration in the escrow account into the account designated by the Seller in accordance with the provisions of Article 2.3.1; and

5.8.3	Pay the Remaining Subscription Consideration to the Target Company in accordance with the provisions of Article 2.3.2.

5.9	Delivery upon the Closing

Within the following time limit upon the Closing, each Warrantor shall or causes other parties to deliver the originals of the following documents reasonably satisfactory to the Buyer (unless otherwise specified below):

5.9.1	Within three (3) business days upon the Closing, update in accordance with the laws of British Virgin Islands and submit the register of shareholders of Target Company registering corresponding changes in the registration particular to relevant departments of British Virgin Islands;

5.9.2	Within three (3) business days upon the Closing, update in accordance with the laws of British Virgin Islands and submit the director list of Target Company registering corresponding changes in the registration particular to relevant departments of British Virgin Islands;

5.9.3	Within three (3) business days upon the Closing, update in accordance with the laws of British Virgin Islands and submit the articles of association of Target Company registering corresponding changes in the registration particular to relevant departments of British Virgin Islands;

5.9.4	Within twenty (20) business days upon the Closing and prior to the Payment Date of the Remaining Consideration, each Warrantor shall or causes other parties to deliver the supporting document reasonably satisfactory to the Buyer and enough to prove that the establishment of Target Company has been registered with the China’s commercial administrative department and foreign exchange administrative department for the record.

5.10	Obligations after the payment of the remaining consideration

5.10.1	After the payment of the remaining consideration and prior to the establishment of an entity for completing the operation of Target Business by the target group in Taiwan, Kunlun Beijing shall cause Taiwan Molly Digit Marketing Co., Ltd. and the Hong Kong company to conclude a business cooperation agreement and Taiwan Molly Digit Marketing Co., Ltd. to continue to operate the Target Business in Taiwan, so as to ensure that all the services of Target Business in Taiwan can be operated as usual (including negotiating with the local Copyright Society with respect to the authorization of copyrights to songs in Taiwan), and transfer the income from the Target Business into the account designated by the target group for free. The specific details will be specified in the business cooperation agreement to be concluded by and between Taiwan Molly Digit Marketing Co., Ltd. and the Hong Kong company. Kunlun Beijing shall use its best efforts to assist the target group in establishing an entity for completing the operation of Target Business, transfer the license agreement signed by it with the local Copyright Society with respect to the copyrights to songs in Taiwan to this entity and assist this entity in concluding a cooperation agreement with the distributors in Taiwan and show host.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

5.10.2	Should the target group need to set up the framework of Variable Interest Entities (VIE) in China to operate the Target Business in the future, the Buyer shall cooperate with the target group and provide assistance in the establishment of the framework of Variable Interest Entities (VIE).

5.10.3	The Buyer and the Seller shall, since the establishment of WFOE, use all their reasonable endeavors to cause WFOE to complete the establishment of a branch (“Branch of WFOE”) in Guangzhou, China within twenty (20) business days after the payment of the remaining consideration and cause the Branch of WFOE to pay the social insurance and housing fund for the employees specified in Part II of Annex 4. With respect to the employees specified in Part II of Annex 4, upon their execution of labor contracts with WFOE and prior to the establishment of Branch of WFOE, their social insurance and housing fund shall be paid by Beijing Foreign Enterprise Human Resources Service Co., Ltd. on behalf of WFOE, the expenses of which shall be borne by WFOE.

Article 6 Representation and Warranty

6.1	Representation and warranty of each Warrantor

Restricted by matters mentioned in disclosure letter (if applicable) in Annex 5, each Warrantor, collectively and jointly, makes representation, warranty and promise to the Buyer that, the Part I, Part III and Part IV in Annex 2 or warranty and disclosure matters, facts and information of other related Warrantors contained in this Agreement are unexceptionally real, correct and complete, and not misleading, during the period from signature day to the Closing date; and Part II, Part III and Part IV in Annex 2 or warranty and disclosure matters, facts and information of other related Warrantors contained in this Agreement are unexceptionally real, correct and complete, and not misleading, during the period from the Closing date to the Payment Date of the Remaining Consideration.

6.2	Representation and warranty of the Buyer

The Buyer hereby makes representation and warranty to each Warrantor that, Part V in Annex 2 or warranty and disclosure matters, facts and information of other related Buyers contained in this Agreement are unexceptionally real, correct and complete, and not misleading, during the period from signature day to Payment Date of the Remaining Consideration.

Article 7 Other Promises

7.1	Non-competition and non-solicitation

7.1.1.	The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea, collectively and jointly, make commitment to the Buyer that, since the Closing date, they will not (also to make sure that their affiliated parties (except each group company) and key persons will not) directly or indirectly, individually or collectively with other parties, or by establishing any other commercial entities directly or indirectly, individually or collectively with other parties engage in any businesses or activities (including research, development, marketing, promotion, provision of service and grant of permission) (“Restricted Business”) that are same or similar with the target business or the target company or hold any rights and interests in such business or activities.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

7.1.2.	The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea collectively and jointly, make commitment to the Buyer that, since the Closing date, they will not (also to make sure that their affiliated parties (except each group company) will not) in any form, whether directly or indirectly, hire any employees or former employees from any group companies, the Buyer or the Buyer’s any affiliated parties, or solicit any employees or former employees from any group companies, the Buyer or the Buyer’s any affiliated parties to engage in Restricted Business.

7.1.3.	The Buyer makes a commitment to the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea that, in the event of transaction proposed by this Agreement being terminated pursuant to Clause 8.1.1 (b), the Buyer will not (also to make sure that its affiliated party will not) in any form, whether directly or indirectly, hire any Restricted Employees to engage in restricted business within the year since the date of termination. If (1) the Buyer or its affiliated party hires any Restricted Employees to engage in Restricted Business, and (2) the Buyer takes no necessary actions to correct within 5 business days since the Seller’s notification on such employment in violation of the Buyer’s commitment under this article, the Buyer should pay an indemnity of 10 million US dollars to the Seller within 10 business days upon receipt of the Seller’s notification on such employment in violation of the Buyer’s commitment under this article.

7.1.4.	In case that any parts of this clause is deemed to be invalid, illegal or unenforceable in any aspects due to any reasons, such invalid, illegal or unenforceable parts shall not influence the effects of other parts of this clause, and this clause should be interpreted as such invalid, illegal or unenforceable parts never being contained in this clause. In this condition, the Clause 12.9 shall prevail. The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea agree that the Buyer may suffer the irreparable damage due to the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea’s any violation to this article, and any indemnity for damage and relief is not enough to compensate the Buyer’s damage due to such violation. The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea agree that the Buyer has the right to exercise injunctive relief to demand the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea’s actual performance on this Clause 7.1. And the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea agree the exercise of such rights.

7.1.5.	For the avoidance of doubt, any affiliated parties (except each group company) of the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea’s violation of any regulations under this Clause 7.1 shall be deemed as acts of violation of the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea.

7.1.6.	In the event that the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea are in violation of any regulations under this Clause 7.1, which shall be deemed as a serious breach of this Agreement, and the Buyer thus has the right to ask the breaching party for liquidated damages, with specific amount to be 2 million US dollars for each breach or the total amount of losses by the Buyer (subject to the higher one among them). The breaching party shall remit such amount into bank account designated by the Buyer as soon as possible, but under any circumstances which should never be later than ten (10) business days upon receipt by the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea of the Buyer’s notification of requirement for such payment. Each party confirms and agrees that such amount is real estimation of loss possibly caused by related breaches, and is supplement of any other rights or relief that the Buyer can get pursuant to the law or the Contract, and under any circumstances any other rights or relief that the Buyer can get pursuant to the law or the Contract shall not be replaced or diminished.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

7.2	Incentive plan of management

7.2.1	The Seller agrees to transfer 15% ordinary shares of the Target Company it holds at Closing free of charge, so that the Target Company may hold them as Treasury Shares, and award them to the management in accordance with the incentive plan of management regulated in Shareholder Agreement and Articles of Association of the Target Company. For the avoidance of doubt, the Seller agrees that in case there are still outstanding Treasury Shares when incentive plan of management is terminated, this part of Treasury Shares shall not be returned to the Seller.

Article 8 Termination

8.1	Termination of Agreement

8.1.1	This Agreement can be terminated and transactions proposed in this Agreement may be waived at any time under any of following circumstances:

(a)	with joint written consent of the Buyer and the Seller; or

(b)	if payment of the remaining consideration is not occurred before December 30, 2013, by the means of written notification by any breaching party of the Buyer or the Seller to send notification to the other party;

8.1.2	Besides, if any of the following circumstances happen before the Closing or the payment of the remaining consideration:

(a)	any Warrantors not punctually and effectively finish, follow or perform any obligations, promises or warranties it should finish, follow or perform under any transaction documents before the Closing date or the Payment Date of the Remaining Consideration, and such obligations, promises or warranties cannot be performed before the Closing date or the Payment Date of the Remaining Consideration after reasonable judgment;

(b)	representations or warranties under any transaction documents made by any Warrantors are unreal, incorrect, incomplete or misleading, or any such representations or warranties shall obviously become unreal, incorrect, incomplete or misleading, or occurrence of any incidents or circumstances causes or will cause representations or warranties under any transaction documents made by any Warrantors being unreal, incorrect, incomplete or misleading;

(c)	material adverse effects;

(d)	the Buyer does not punctually and effectively finish, follow or perform any obligations, promises or warranties it should finish, follow or perform under any transaction documents before the Closing date or the Payment Date of the Remaining Consideration, and such obligations, promises or warranties cannot be performed before the Closing date or the Payment Date of the Remaining Consideration after reasonable judgment;

(e)	Representation and warranty under any transaction documents made by the Buyer are unreal, incorrect, incomplete or misleading, or any such representation and warranty shall obviously become unreal, incorrect, incomplete or misleading, or occurrence of any incidents or circumstances cause or will cause representation and warranty under any transaction documents made by the Buyer being unreal, incorrect, incomplete or misleading;

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

thus (i) under circumstances from (a) to (c), the Buyer has the right to make independent and careful decision, after having informed the Seller through written notification, to immediately terminate this Agreement and waive transactions proposed in this Agreement, and the Buyer does not have to bear any responsibility for such action. The buyer’s right to terminate this Agreement pursuant to (a) to (c) above is additional and independent, and any exercises of such rights by the Buyer shall not influence and diminish any other rights, relief or claims which the Buyer shall get on the day of such notification, which shall also not constitute the waiver of such rights, relief and claims; (ii) under circumstances from (d) to (e), the Seller has the right to make independent and careful decision, after having informed the Buyer through written notification, of immediately terminating of this Agreement and waiving transactions proposed in this Agreement, and the Seller does not have to bear any responsibility for such action. The Seller’s right to terminate this Agreement pursuant to (d) to (e) above is additional and independent, and any exercises of such rights by the Seller shall not influence and diminish any other rights, relief or claims which the Seller shall get on the day of such notification, which shall also not constitute the waiver of such rights, relief and claims.

8.2	Effectiveness of termination

8.2.1	Except situations regulated in Clause 8.3 below, this Agreement shall become invalid in case that this Agreement is terminated according to regulations of Clause 8.1 or regulations of applicable laws, but any responsibilities caused or incurred due to breach or any misrepresentations under this Agreement by each party shall not be exempted, and such termination shall not be deemed as waiver of any acquirable relief (including actual performance, if acquirable) upon any such breaches or misrepresentations.

8.2.2	If the termination incurs at any point-in-times (“Purchase-back Date”) between the Closing date and the Payment Date of the Remaining Consideration, the Seller shall purchase back all shares of the Target Company held by the Buyer then, with purchase consideration of 1 USD or equivalent RMB (calculated according to central parity rate of USD against RMB published by the People’s Bank of China on its official website on the fifth (5th) business day prior to Purchase-back Date).

8.2.3	If the termination incurs due to breaches of representations, warranties and promises under this Agreement or their obligation terms by each Warrantor, so that such transaction cannot be completed, thus they not only should return all funds in escrow account to the Buyer, but also need to compensate equivalent 10 million US dollars in the buyer’s escrow account or equivalent amounts of RMB; if termination is due to breaches of representations, warranties and promises under this Agreement or their obligation terms by any buyers, so that such transaction cannot be completed, thus 10 million US dollars in the escrow account or equivalent amounts of RMB shall return to the Seller; but if termination incurs due to the remaining consideration payment’s not being happened before December 30, 2013 and not due to breaches of representations, warranties and promises under this Agreement or their obligation terms by any parties, so that such transaction cannot be completed, thus all funds in the escrow account shall return to the Buyer, and all parties have no other indemnification obligations.

8.3	Continue to be effective

Regulations in this Clause 8, 9, 10, 11 and 12 continue to be effective after termination of this Agreement.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Article 9 Indemnity

9.1	Indemnity obligation of Warrantor

The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea hereby agree to, individually and jointly, compensate the Buyer, its affiliated party and their respective directors, management personnel, employees and (if permitted by applicable laws) agents, and protect them from all damages (including collateral and indirect damages), losses, debts, responsibilities, expenses and spending (including investigation costs and attorney fees as well as costs related with any actions, lawsuits or legal procedures) or impairment of value (“damages”) (whether involved with claims proposed by the third party) which are associated with the following circumstances:

9.1.1	Any breaches of promises, representations and warranties made by each Warrantor under this Agreement;

9.1.2	Any types of appeals proposed by any person (including shareholders of the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea, the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea or any creditors of any affiliated parties of the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea) to question effectiveness of the whole or any parts transferred by Target Businesses and target assets or to impose or confirm restriction to the whole or any parts transferred by Target Businesses, target assets, Seller Shares or Shares to be Subscribed due to reasons which can be attributed to the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea;

9.1.3	Upon execution of any pledges or other encumbrances existing in Target Businesses or target assets on the Payment Date of the Remaining Consideration or prior to this date;

9.14	The Target Group does not follow any applicable laws on the Closing date or prior to the Payment Date of the Remaining Consideration, including any applicable laws and regulations on Target Business and target assets operation.

9.1.5	The Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea do not follow any applicable laws upon Target Businesses and target assets before Target Businesses and target assets being transferred to each group company according to reorganization plan;

9.1.6	Any reasons that can be attributed to each Warrantor leads to any transaction documents being completely or incompletely invalid, unenforceable or terminated;

9.1.7	The Seller does not perform related tax responsibility upon any transactions with Target Company or any transactions related with Target Company (including sale of the Seller Shares);

9.1.8	Responsibilities (including any debts, potential burden of taxation, potential social insurance and responsibility of housing funds payment or other responsibilities) related with Target Businesses and target assets which shall be borne by each Warrantor before any Target Businesses and target assets being transferred to each group company according to reorganization plan, such responsibilities shall be borne by target group because of transaction;

9.1.9	Claims caused by the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea by dismissing any employees related with Target Businesses before the Payment Date of the Remaining Consideration or within 90 days after the Payment Date of the Remaining Consideration, or caused by the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea’s actions they have taken or not taken on any employees related with Target Businesses before the Closing date;

9.1.10	Any present or former owners of intellectual property do not properly pay award of inventor, remuneration of inventor, or any other awards or remunerations which legal requirement requires to pay to related inventor, designer or creator of such intellectual property prior to the Payment Date of the Remaining Consideration;

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

9.1.11	In case that the Buyer is pursued by any domestic or overseas tax authorities for tax which shall be borne by each Warrantor at any time-points after the Payment Date of the Remaining Consideration; and

9.1.12	Any types of appeals existing upon any facts or situations and used by target group over ownership of any intellectual properties that were produced before the Payment Date of the Remaining Consideration, including: (1) any queries upon exclusive and limitless ownership over intellectual property, or any propositions of rights, interests or benefits of any nature existing in it, or (2) being charged of violating intellectual property of any third party.

9.2	Buyer’s obligation of indemnification

The Buyer hereby agrees to indemnify the Seller, Seller’s directors, managers, employees and agents (under the permission of applicable laws) against all damages individually and jointly (whether concerning third party’s claims or not) in the case of the following circumstances:

9.2.1	Any violation of Buyer’s commitment, representation and warranty provided in the Agreement;

9.2.2	If any transaction document becomes invalid, unenforceable or terminated in whole or in part due to the Buyer.

9.3	Other remedies

The Parties recognize and agree that the indemnity articles provided in Article 9 hereof are in addition to, and do not exclude any other rights and remedies provided by law or equity.

Article 10 Confidentiality

10.1	Confidentiality Obligation

Each Party hereof shall strictly keep the information contained herein or acquired or obtained due to the negotiation and/or execution hereof in confidence and shall not disclose or use such information, including any information related to the following items:

10.1.1	The existence of the Agreement and the provisions hereof;

10.1.2	Negotiation related to the Agreement; or

10.1.3	Business activity of any Party hereof, of such Party or of any of their affiliates.

10.2	Permitted Disclosure

Provided, however, that in the following cases, Article 10.1 shall not be applied to the disclosure or use of any information to the following extent:

10.2.1	Disclosure or use required by applicable laws, by any rules of the stock exchange where share of any Party listed in or by any governmental authority, provided that related Party shall inform other parties about such requirement prior to the disclosure or the use to provide other parties with an opportunity to refuse such disclosure or use or to discuss the time and content thereof;

10.2.2	Disclosure or use necessary for the purpose of any legal procedure arising from the Agreement or from any other agreements executed hereunder or pursuant hereto, or the disclosure is made to any tax authority due to tax affairs related to the disclosing party;

10.2.3	Disclosure made to the managers, directors, employees, lawyers, accountants, financial consultants and other agents or representatives (hereinafter referred to as “Representatives”) of any Party who requires learning such information for the purpose of completing transactions hereunder or under other agreements concluded pursuant hereto, provided that such representative undertakes to comply with Article 10.1 in respect of such information, as if it is a party hereof;

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

10.2.4	Such information may be acquired from public domain [except such information may be acquired as a result of breaching the Confidentiality Agreement (if any) or the Agreement]; or

10.2.5	Written consents have been made by other parties prior to the disclosure or use.

Article 11 Public Statement

The Parties agree to negotiate with other Party in case of making any news release or public statement regarding the Agreement or any transactions described in the Agreement. No news release or public statement shall be made before negotiation except where required by applicable laws or listing rules of any securities exchange upon which shares in any Party are listed. Notwithstanding the provisions of this Article 11, the Buyer shall make an announcement regarding each group company or its own operation, business or asset without prior negotiation with the Seller after the payment date of the remaining consideration.

Article 12 General Provisions

12.1	Each Party’s responsibility for tax liability, cost and expense

12.1.1	Each Party shall bear its own respective tax liability arising out of the performance of the transaction in accordance with the applicable laws and any consequences in connection with the above tax liability.

12.1.2	Each Party shall bear its own fees (whether paid or to be paid) in respect of due investigation concerning transaction and any fees arising out of the preparation, negotiation of transaction documents and other relevant documents, including the fees paid to lawyers, accountants and other professional advisors, negotiation and preparation fees related to the Agreement and other transaction documents as well as the fees arising out of the performance of transaction.

12.2	Binding; Transfer

The Agreement shall be binding upon all Parties, their respective successors and permitted transferee and shall be enforceable. No Party may transfer any of their rights or obligations hereunder without the prior written approval of other parties, provided that the Buyer shall have the right to transfer its rights in whole or in part hereunder to its any Affiliates without Seller’s prior written consent.

12.3	Governing Law

The Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

12.4	Dispute Settlement

12.4.1	Any disputes, controversies or claims (respectively as a “Dispute”) arising out of or relating to the Agreement or the interpretation, violation, termination or validity of the Agreement shall be resolved on the basis of mutual negotiation. The negotiation shall be started upon the delivery of a written notice by any party to any other parties requiring so.

12.4.2	In the event that such Dispute fails to be resolved within sixty (60) days after the delivery of such notice, such Dispute shall be submitted for arbitration upon the delivery of a written notice (hereinafter referred to as “Arbitration Notice”) by any disputing party to any other parties requiring so.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

12.4.3	The Dispute shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and be arbitrated in Hong Kong. The arbitration shall be made by three (3) arbitrators who shall be appointed pursuant to the arbitration rules of HKIAC (“Arbitration Rules”) in effect at the arbitration unless otherwise expressly provided in Article 12.4.3. The Buyer shall nominate one arbitrator; if the Sellers are involved in relevant arbitration, the Seller shall jointly nominate one arbitrator within ten (10) days after the Buyer’s nomination of an arbitrator, in the case of failure of such nomination, the arbitrator shall be nominated by HKIAC; the third arbitrator shall be the chief arbitrator who is nominated by each Party’s arbitrator jointly after the nomination of arbitrator on later date; if such nomination fails, the chief arbitrator shall be nominated by HKIAC.

12.4.4	The arbitration proceedings shall be conducted in Chinese. The arbitration court shall apply the Arbitration Rules.

12.4.5	The arbitration award made by the arbitration court shall be final and binding upon the Parties; the winning party may apply the execution of such award with the court with jurisdiction.

12.4.6	Any party involved in the Dispute shall be entitled to seek temporary injunctive relief in any court with jurisdiction, where practicable.

12.4.7	The Agreement shall be continuously performed during the arbitration course except the part to be arbitrated.

12.4.8	The arbitration fee shall be undertaken by the losing party in the arbitration pursuant to the arbitration award, including legal fee, accountant fee and costs and expenses for other professionals arising from the survey, collection, prosecution and/or defense made by any winning party for any request in dispute.

12.5	Amendment

Unless otherwise permitted herein, any amendment, change, waiver, cancellation or termination hereof or of any provisions herein shall be made in written documents signed by each Party.

12.6	Notice

12.6.1	All notices, claims for rights, certifications, requests, requirements and other communications given to any other Party hereunder shall be made in writing and shall be delivered to such party by person, facsimile or overnight courier service of good faith with a prepaid postage at the address listed in Article 12.6.2 or at any other addresses pointed by such party in a notice to other parties. Such communications shall be deemed as delivered (i) at its delivery if by hand; (ii) upon receiving the receipt if by facsimile; and (iii) within five (5) calendar days after being delivered to or received by the courier.

12.6.2	The notices hereunder shall be delivered to the Parties at following addresses and received by the following person:

Seller: Koram Games Limited

Address: Suite 5118, 51th Floor, Hopewell Centre, No. 183 Queen’s Road East, Wanchai, Hong Kong

Fax: 00852-36023071

Attn.: Zhou Yahui

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Buyer: HEROIC VISION HOLDINGS LIMITED

Address: Floor 2, East Tower, Jingyan Building, No. 29 Shijingshan Road, Shijingshan District, Beijing

Fax: 86-10-68874008

Attn.: Legal Department of Heroic Vision

Kunlun Beijing: Beijing Kunlun Technology Co., Ltd.

Address: Tower B, Mingyang International Center, No. 46, Xizongbu Alley, Dongcheng District, Beijing

Fax: 86-10-65210297

Attn.: Zhou Yahui

Kunlun Guangzhou: Guangzhou Kunlun Online Information Technology Co., Ltd.

Address Third Floor, No. 44 Jianzhong Road, Tianhe Software Park, Tianhe District, Guangzhou

Fax: 020-85665608-8008

Attn.: Zhou Yahui

Kunlun Korea: Kunlun Korea Co., LTD

Address: 10F823Bldg, 823-16 Yeoksam-Dong, Gang-nam Gu, Seoul, Korea

Fax: 82-02-568-6260

Attn.: Zhou Yahui

12.7	Further Warranty

Each Party shall make and perform (or cause other party to make and perform) all further actions and matters and shall execute and deliver all other agreements, certificates, instruments and documents, which may be reasonably required by any other parties for the achievement of the provisions and the purpose hereof.

12.8	Entire Agreement

The Agreement and all other transaction documents shall jointly constitute the entire agreement among the Parties in respect of the subject hereof and supersede all previous written or oral understandings or agreements.

12.9	Severability

If any provisions hereof are deemed as void or unenforceable to some extent, the remaining provisions shall not be affected and shall be performed to the maximum extent permitted by law. Any invalid or unenforceable provisions of the Agreement shall be replaced by other valid and enforceable provisions, and such provisions shall have the proximal effectiveness with the original meaning of unenforceable provisions herein.

12.10	Cumulative Remedies

All rights and remedies provided for herein or obtained in other ways shall be accumulated and exercised in succession with all other rights and remedies.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

12.11	Counterparts

The Agreement may be executed in one copy or any number of counterparts, each of which shall be deemed as an original but all of which shall constitute one and the same instrument.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

IN WITNESS WHEREOF, the Parties hereto have executed the Agreement as of the day and year first above written by duly authorized representatives of each Party and the Parties hereto duly established in China shall affix their official seals.

Koram Games Limited

Signature:	/s/ Zhou Yahui

Name:	Zhou Yahui

HEROIC VISION HOLDINGS LIMITED

Signature:	/s/ Wang Tao

Name:	Wang Tao

Beijing Kunlun Technology Co., Ltd. (seal)

Signature:	/s/ Zhou Yahui

Name:	Zhou Yahui

Guangzhou Kunlun Online Information Technology Co., Ltd. (seal)

Signature:	/s/ Zhou Yahui

Name:	Zhou Yahui

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

KunInn Korea Co., LTD

Signature:	/s/ Zhou Yahui

Name:	Zhou Yahui

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Annex I Definition

“Confidentiality and Non-competition Agreement”	It refers to the Confidentiality and Non-competition Agreement signed between the Target Company and each target business employee, whose content and form shall satisfy the Buyer and the Seller.

“Warrantor’s Warranty”	It refers to the representation and warranty included from Part I to Part III of Annex II.

“The Agreement”	It has the meaning stipulated in the preface hereof.

“Encumbrance”	It refers to mortgage, charge (fixed or floating), inhibition, balancing method, guaranty, pledge (legal or not), right of the first refusal, share option, claim, ownership retained, priority right, security interest or rights of the third parties or any kinds of encumbrance on other properties or rights of any nature or by itself.

“Reorganization Plan”	It refers to the reorganization plan of the Target Group included in Annex III.

“Representative”	It has the meaning stipulated in Article 10.2.

“Shares to Be Subscribed”	It has the meaning specified in Article (3) of the Agreement.

“Each Warrantor”	It has the meaning stipulated in the preface hereof.

“ Parties” or “ Party”	It has the meaning stipulated in the preface hereof.

“Group Comapny”	It refers to the Target Company (after it is established), Hong Kong Company (after it is established) and WFOE (after it is established) which are hereinafter referred to as the “Target Group” collectively and “Group Company” respectively.

“Shareholder Agreement”	It refers to the Shareholder Agreement regarding the Target Company, signed among the Buyer, the Seller and the Target Company with consistent content and Appendix I.

“Key Person”	It refers to Xiang Gensheng, Hu Bin, He Renxiu, Lin Duanqun, Wu Xulan and Shen Lifeng.

“Related Party”	As for any subject, (i) if it is a natural person, it refers to the spouse and direct relative of this person (no matter it is consanguinity or adoption relation between them) and the trust established and existed for the benefit of this person or its spouse, parents or children; (ii) if it is a legal person, unincorporated organization and institution and the entity with other form, It refers to any party to control this subject directly or through one or multiple intermediaries, any party controlled by the subject directly or through one or multiple intermediaries or any party with the subject controlled by a party directly or indirectly. “Control” refers that (i) a party owns over 50% voting stock, registered capital or other equity capital of the other party directly or directly, no matter through owning security and by contract or other methods; or (ii) owns the right to appoint the management, board of directors or most members of similar decision-making body.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

“HKIAC”	It has the meaning stipulated in Article 12.4.3.

“Korea”	It refers to the Republic of Korea.

“Closing”	It refers that the Buyer or the Seller has exempted the condition correspondingly that the prerequisites of Articles 3.1 and 3.2 have been satisfied or not been satisfied and all the shares and the shares to be transferred of the Seller are transferred and issued to the Buyer appropriately.

“Closing Date”	It has the meaning stipulated in Article 5.1.

“Transaction”	It refers to the transaction implemented in accordance with the Agreement.

“Transaction Document”	It refers to the documents related to transaction, including the Agreement, Shareholder Agreement, Labor Contract, Confidentiality and Non-competition Agreement, Business Cooperation Contract and other documents that will be concluded in accordance with above documents or those ones related thereto.

“Kunlun Beijing”	It has the meaning stipulated in the preface hereof.

“Kunlun Guangzhou”	It has the meaning stipulated in the preface hereof.

“Kunlun Korea”	It has the meaning stipulated in the preface hereof.

“Labor Contract”	It refers to the Labor Contract signed between the Target Company and every target business employee, whose content and form shall satisfy the Buyer and the Seller.

“The Buyer”	It has the meaning stipulated in the preface hereof.

“Buyer’s Warranty”	It refers to the representation and warranty included in Part V of Annex II.

“The Seller”	It has the meaning stipulated in the preface hereof.

“Seller’s Shares”	It has the meaning in Article (3) hereof.

“US Generally Accepted Accounting Principles”	It refers to the US Financial Accounting Standards, methods and procedures specified by the US Financial Accounting Standard Board, Institute of Accountants and Securities and Exchange Commission.

“Daily Active Users (DAU)”	It refers to the users who successfully log in the RC voice service (www. raidcall. com), contribute their integrals and stay on line for at least one minute on the date of statistic, excluding the users log in repeatedly.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

“Dollar”	It refers to the legal currency of the United States of America.

“Financial Data”	It refers to the financial data of operating result and asset balance condition issued before the Closing Date, reviewed through accounting firm as of September 30, 2013 and made regarding target business and target asset.

“Target Company”	It has the meaning stipulated in Article (2) hereof.

“Articles of Association of the Target Company”	It has the meaning stipulated in Article 3.1.14.

“Target Group”	It refers to the Target Company (after it is established), Hong Kong Company (after it is established) and WFOE (after it is established) which are hereinafter collectively referred to as the “Target Group” and the “Group Company” separately.

“Target Business”	It has the meaning stipulated in Article (1).

“Target Business Employee”	It refers to the person listed in Article 1.2 of Part I, Article 1.2 of Part II and Article 1.2 of Part IV of Annex IV.

“Target Asset”	It has the meaning stipulated in Article (1) hereof.

“Ordinary Shares”	It refers to the ordinary shares of the Target Company, whose par value is USD 1.00 per share. Its right and obligation are specified in the Articles of Association of the Target Company.

“Signing Date”	It refers to the date first written in the Agreement.

“RMB”	It refers to RMB, the legal currency of China.

“Payment of the Remaining Consideration”	It refers that the Buyer or the Seller has exempted the condition that the prerequisites of Article 3.3 have been satisfied or not been satisfied. The Buyer pays the remaining transfer consideration and the remaining subscription consideration and transfers the initial transfer consideration in the escrow account into the Seller’s account.

“Payment Date of the Remaining Consideration”	It has the meaning stipulated in Article 5.5.

“The Remaining Subscription Consideration”	It has the meaning stipulated in Article 2.3.2.

“The Remaining Transfer Consideration”	It has the meaning stipulated in Article 2.3.1.

“Business Cooperation Agreement”	It refers to the Business Cooperation Agreement whose content and form shall satisfy the Buyer and the Seller reasonably, regarding carrying out target business continuously for Taiwan Molly Digit Marketing Co., Ltd..

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

“Applicable Law”	It refers that regarding any person, on or after, the Signing Date hereof and every revision, it can be applicable effectively to any constitution, treaty, statute law, law, rule, regulation, criterion, ordinance, judgment, order, decree, adjudication, prohibition, government permission, examine and approval, award, permission, agreement, command, request or limitation or any decision made by any government department with similar form, or identification made by it, or any explanation of above any content or any or all enforced regulations of this person, its subsidiary or corresponding asset.

“Initial Transfer Consideration”	It has the meaning stipulated in Article 2.3.1.

“Tax”	It refers to the related tax of income, sale and use, enforcement, special permission, immovable property and estate, total revenue, capital stock, production, business and profession, transfer, register, profit, resource, permission, document, disability, employment, salary, severance pay and withholding or other kinds of tax, expropriation, apportion, tariff or charge imposed by any government department, any tax related interest and penalty, unpaid or unpaid enough (civil or penal), and any loss or tax responsibility of related adjudication, reconciliation and lawsuit of any responsibility produced from it.

“Damage”	It has the meaning stipulated in Article 9.1.

“Escrow Account”	It refers to the offshore bank account opened jointly by the Buyer and the Seller and managed by the escrow agent. The Buyer and the Seller will sign escrow agreement with the agent.

“WFOE”	It has the meaning stipulated in Annex III “Reorganization Plan”.

“WFOE Branch Office”	It has the meaning stipulated in Article 5.10.3.

“Foreign Exchange Department”	It refers to the State Administration of Foreign Exchange and/or other corresponding local branches (as appropriate).

“Restricted Business”	It has the meaning stipulated in Article 7.1.1.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

“Restricted Employee”	It refers to the target business employee and the following persons: * (ID Number: *) * (ID Number: *) * (ID Number: *) * (ID Number: *) * (ID Number: *) * (ID Number: *)

“Hong Kong”	It refers to Hong Kong Special Administrative Region.

“Hong Kong Company”	It has the meaning stipulated in Annex III “Reorganization Plan”.

“Permission”	It refers to any approval, permission, exemption, acceptance, filing, register, notification or other authorization.

“Accounts Payable”	It has the meaning stipulated in Annex III “Reorganization Plan”.

“Business Day”	It refers to any calendar day except Saturday, Sunday or legal holidays of China, British Virgin Islands and Hong Kong, China.

“Dispute”	It has the meaning stipulated in Article 12.4.1.

“Security”	Regarding one company, it refers to (i) its stock rights, share or voting security; (ii) the security that can be transferred or replaced into stock rights or voting security; and (iii) the share option, warrant, or other rights (including transformation right or pre-emption right and preemption right), any stock rights, share or voting security purchased from it or issued obligatorily by it and the security that can be transferred or replaced into stock right or voting security.

“Intellectual Property”	It refers to the intellectual property listed in Annex VI hereto.

“China”	It refers to the People’s Republic of China, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan only for the purpose hereof.

“Chinese Accounting Standard”	It refers to the Ministry of Finance of the People’s Republic of China, Chinese Institute of Certified Public Accountants and all accounting systems, principles, standards and guidelines issued or revised from time to time by related organization of power.

“Industrial and Commercial Administration of China”	It refers to the State Administration for Industry & Commerce and/or other corresponding local branches (as appropriate).

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

“Commercial Department of China”	It refers to the Ministry of Commerce and/or other corresponding local branches (as appropriate).

“Arbitration Rules”	It has the meaning stipulated in Article 12.4.3.

“Arbitration Notice”	It has the meaning stipulated in Article 12.4.2.

“Material Adverse Effect”	It refers to any event, issue, situation, change or development which results or may result into material adverse effect within rational expectation. Regarding the following situations specifically: (i) for the Buyer, if breach, situation, change, influence or other situations result that the Buyer cannot perform its obligation hereunder or result that it cannot complete the expected transaction herein; (ii) for each the Warrantor, if such breach, situation, change, influence or other situations result that the Warrantor cannot perform its obligation hereunder (including the steps of carrying out the Reorganization Plan) or result that it cannot complete the expected transaction herein; or (iii) for the Target Company, if breach, situation, change, influence or other situations separate or accumulate to result that daily active users (“DAU”) reduce 20% or more for the target business in the non-Chinese land or result the demission of any key person in the Target Company.

“Transfer Consideration”	It has the meaning stipulated in Article 2.3.1.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Annex II Representation and Warranty

Part I Closing Warranty

1.	Equity Capital

1.1 The equity capital authorized by the Target Company shall be USD 50,000, and the issued equity capital shall be USD 7,500, which is 7,500 ordinary shares with a par value of USD 1.00 per share and has been paid fully.

1.2 After the transaction, the Buyer shall legally, effectively, completely and exclusively own the equity of the Target Company but have no encumbrance and no obligation to further invest in the Target Company under any law or the Contract. Except the equity capital issued, the Target Company shall have no outstanding stocks.

2.	Information on the Target Company

2.1 The information on the Target Company listed in Annex II shall be authentic, complete and accurate.

2.2 The Memorandum and Articles of Association of the Target Company submitted to the Buyer shall be authentic, complete and accurate according to the requirement of the applicable laws. The Target Company shall violate no clause or provision stipulated in these documents.

2.3 The Target Company’s shareholder list and other statutory books shall be legally prepared and kept properly, have reflected the latest situation, and have accurately and completely recorded all the matters these books shall deal with. The minute books for the board meeting and the shareholders’ meeting shall have accurately recorded all the resolutions passed by the Target Company’s directors and shareholders separately. All the records, announcements, registrations and other procedures the applicable laws require the Target Company to deliver or make shall have been delivered or made on time.

2.4 The Target Company shall have no subsidiaries, branches, joint ventures or other investments.

2.5 Unless otherwise authorized by the board of directors, the Target Company shall have not made any authorization that is still effective on the Signing Date and the Closing Date, and anyone (no matter the agent or other person) shall have no right to restrict or procure the Target Company to bear any obligation.

3.	Compliance with Laws

3.1	The Target Company shall not violate, and have not violated any applicable laws, including the national laws, regulations and local rules issued by the judicial areas where it operates businesses and applicable to the Target Company or its businesses.

3.2	The completion of the transaction proposed hereunder shall not (i) lead to a violation of any document of the Target Company; (ii) lead to a conflict with any applicable law; (iii) lead to a violation by the Target Company of any clause stipulated in any contract, or lead to the termination, rescission or advance of the Target Company’s rights and obligations under any clause stipulated in any contract, or lead to loss of the Target Company’s any interests under any clause stipulated in any contract, or lead to any enhancement in the Target Company’s existing effective interest rate for its debts; (iv) lead to any encumbrance of the Target Company’s any property or asset; or (v) lead the Target Company to be unable to or difficult to own and operate its businesses in its intended ways.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

3.3	All the contracts with the Target Company as one of the contracting parties shall be effective and binding on the contracting parties, meanwhile the Target Company along with its opposite parties to the above contracts shall abide by the clauses hereof in terms of all important aspects. The Target Company shall have not received any notice on termination of these contracts or intention to terminate these contracts.

3.4	The following events have not occurred, and the following situations (no matter whether the notice is required or not or the time lapses) do not exist: (i) events or situations that may lead the Target Company to violate or not to abide by any applicable law; or (ii) events or situations that may lead the Target Company to have an obligation to take any remedial action or bear all or part of costs for such remedial actions. The Target Company shall have not received any notice or other communications (either in oral or in written form) from any government department on (x) any actual, alleged, possible or potential violation or noncompliance of any applicable laws, or (y) the Target Company’s obligation to take any actual, alleged, possible or potential remedial action or bear all or part of the costs for these remedial actions.

4.	No Appeal or Lawsuit

4.1	No appeal shall be pending or threatened to be proposed for the Target Company or its businesses, or doubt, or seek for preventing, prohibiting, changing or delaying the transaction proposed in the Agreement in any way. The Target Company or its businesses shall not have involved in or be expected to involve in an appeal in any way which can exert partially or entirely significant adverse impact. No facts or situations that may lead to an investigation and disciplinary measure for the appeal shall exist.

4.2	No unredeemed judgment, court order, tribunal or arbitration award for the Target Company or its businesses shall exist, and no detention, implementation or procedure on the above matters shall exist.

4.3	Any person who may bear the responsibility for its action or error due to the Target Company or its businesses shall not be involved in any appeal as a plaintiff, defendant or other identity. No facts or situations that may lead to an investigation and disciplinary measure for the appeal shall exist.

4.4	No unredeemed judgment, court order, tribunal or arbitration award for any person who may bear the responsibility for its action or error due to the Target Company or its businesses shall exist, and no partial detention, implementation or procedure on the person or its assets shall exist.

5.	Prevention of Bribery Ordinance

The Target Company or any of its representatives shall not directly or indirectly provide, pay, promise to pay or authorize to pay any money, or provide, promise to give or authorize to give any valuable objects to any government officer or any political party (or any person, when the Target Company or any of its representatives knows or realizes that, all or part of such money or valuable objects are probable to be directly or indirectly provided, given or promised to be given to any government officer or any political party) or personnel or officer of private enterprise, state-owned enterprise or investment companies, or their relatives or other specified person for the following purposes:

5.1	(x) Influence the government officer or political party’s any action or decision made as the officer identity, (y) induce the government officer or political party to violate its legal responsibility to make or not make any action, or (z) obtain any improper advantage;

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

5.2	Influence or induce the authorization of any contract to the Target Company or its related party, or obtain any other advantage for the Target Company or its related party in other ways, or retain the Contract after one contract has been authorized to the Target Company or its related party;

5.3	Directly or indirectly assign the payment for or interests obtained from any person’s sales or purchases (or agreeing to sales or purchases) of goods or services to a government officer or any of its relatives or specified person; or

5.4	Undertake any matter that may violate, seemingly violate or lead the Target Company or its related parties to violate any applicable law.

6.	Bankruptcy

6.1	The Target Company shall not be bankrupt or be unable to pay due debts under applicable law.

6.2	There shall be no procedure related to any compromise or arrangement with the creditors; no closure, bankruptcy or other dissolution process related to the Target Company or its businesses; there shall be no events that shall trigger these procedures under the applicable law.

6.3	The Target Company or its businesses shall not be subject to the control by any insolvency administrator or recipient.

7.	Financial Records

7.1	The Target Company shall properly make and retain all account books, register and records in accordance with applicable laws.

7.2	All accounts, account books, ledgers, financial records, and other records retained by the Target Company in accordance with applicable laws, rules and regulations:

(a)	Shall be held by the Target Company or its duly authorized agent;

(b)	Shall be properly retained and reflected the recent condition;

(c)	Shall be free of any type of error and deviation (except for unintentional slight or unsubstantial error); and

(d)	Fairly reflect the truth of all financial transactions and financial affairs, contracts and trading condition of the Target Company.

8.	Events Occurring After the Establishment of the Target Company

8.1	Since the establishment of the Target Company, except for being required by regular services or business deals of the Target Company:

(a)	Business of the Target Company shall be conducted and/or expanded in accordance with regular services operations and/or the actual situation in order to maintain the continued viability of its business and not to change the managements or operations of its business, undertaking or assets, except for changes in consistent with inherent practice or business expanding in accordance with actual situations;

(b)	There shall not be any event that will have any significantly adverse effects on assets and liabilities, financial position, trading conditions, and prospects of the Target Company;

(c)	No modification of the Target Company’s organizational documents shall occur (whether through merger, combination or other forms);

(d)	No change in the directors of the Target Company;

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

(e)	The Target Company shall not acquire, directly or indirectly, any assets, stocks, property, interests or business (whether through merger, combination, stock rights or asset acquisition, or other forms), except for the supply in consistent with the previous business operation within the scope of regular service (if applicable);

(f)	The Target Company shall not issue, deliver or sell any share of any securities, or authorize to issue, deliver or sell the same (whether by merger, combination, initial public offering or other forms);

(g)	No dissolution, bankruptcy, cancellation, liquidation or reorganization shall occur in the Target Company;

(h)	The Target Company shall not split, combine, or reclassify any stocks, or announce, withdraw or pay any dividend or other distribution in respect of stocks (whether in cash, stock, property or other combinations), or redeem, repurchase or otherwise acquire any stocks, or offer to redeem, repurchase or otherwise acquire any stocks;

(i)	Unless required by applicable laws, the Target Company shall not (i) establish, adopt or amend any collective negotiation, awards, profit sharing, savings, pension, retirement, deferred compensation, recompense, stock options, restricted stock or other benefit programs or arrangements of its directors, officers or employees; or (ii) add any recompense, rewards or other payable benefits, severance pay or termination fees for its director, officer or employees (or amend any existing arrangements);

(j)	The Target Company shall not make any capital expenditure or any capital commitments that are more than RMB 300,000 beyond the scope of regular service;

(k)	The Target Company shall not set, have, assume or receive any borrowings of debt or warranty, and shall not be bound by or be required to pay back in advance any outstanding borrowings by the Signing Date and Closing Date of the Agreement;

(l)	The Target Company shall not: (i) acquire any asset of any nature with the amount more than RMB 300,000; (ii) sell, transfer or otherwise dispose in other forms any assets of any nature with the amount more than RMB 300,000; or (iii) fully or partially cancel or waive or terminate or sell at a discount any debt or request of right;

(m)	The Target Company shall not: (i) compromise, offer or propose compromise; (ii) apply to litigation, investigation, arbitration, procedure, or other request of rights; (iii) apply to any shareholder litigation or dispute against any of its officers or directors; or (iv) apply to any litigation, arbitration, procedure or dispute relating to the Agreement;

(n)	The Target Company shall not appoint or change the auditors, change tax choice, confirm or change tax accounting year period, adopt or alter tax accounting methods, modify tax declaration or submit tax refund requests, reach tax compromise agreement, settle tax claims, audit or collection, or give up claims on refund of duty, tax offset or other cuts on tax liability;

(o)	The Target Company shall not sell, lease, or otherwise transfer any assets, stocks, property, interests or business, or set or generate any encumbrances on them;

(p)	The Target Company shall not provide any loan, advance payment (except for advance payments that are in consistent with the previous operation) or capital contributions to any other person, or investments for, or assurances, compensation, joint liability or other warranty made by or for the benefit of the other person; and

(q)	The Target Company shall not violate any debt, mortgages, contracts, or any rules or regulations of any applicable laws.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

8.2	Compliance with the terms of the Agreement will not:

(a)	Be in contradiction with any terms, rules and regulations of any agreement or document signed by the Target Company as a party (the Agreement or document is still in force and/or uncompleted on the Signing Date and Closing Date of the Agreement), or any rules of any memorandum and Articles of Associations of the Target Company, or any encumbrances, leases, contracts, commands, judgment, adjudication, prohibitions, rules, or other restrictions of any type or nature that have binding force or jurisdiction on any Target Company or its assets on the Signing Date and Closing Date of the Agreement; or in contradiction with obligations, or lead to the violation of or violate any forgoing items;

(b) Relieve any obligation (whether contractual obligations or other obligations) of any person to any                      Target Company;

(c)	Cause any assets of any Target Company to be set, forced to set any encumbrance or make such encumbrances specific or enforceable; or

(d)	Cause any current or future debt of any Target Company to expire or be declared as due and payable before the specified expiration date.

8.3	The Target Company shall not agree to become a member of any joint venture, associated enterprise, partnership or other non-group company; the Target Company is not and did not agree to become a party to any commission or other revenue-sharing agreement or arrangement.

9.	Assets

9.1	All of the assets purchased by the Target Company and having not been disposed in regular services belong to the Target Company. The assets shall not be attached with any encumbrances or any installment arrangement.

9.2	Since the establishment day of the Target Company, the assets shall be held and managed by the Target Company, and be continuously available (subject to normal loss), within reasonable request and meeting its design or purchase purposes in its regular services.

9.3	On the actual knowledge of each Warrantor or what shall be reasonably known after proper inquiry or doing duty of care, there shall not be any factor that would cause difficulties to recover accounts receivable and other amounts due that are generated within the scope of the regular services of the Target Company by the Closing Date, and the foregoing amounts shall not have any dispute or counterclaim and shall not be offset.

10.	Real Estate

10.1	The Target Company shall not be entitled to any legal property and property of beneficial interests or other rights or interests of any real estate.

10.2	Each lease constitutes an entire agreement of its real estate concluded by the Target Company as a party. Each true and complete copy of the lease, together with all modifications, changes, alterations that have been made thereto, shall be sent to the Buyer. Each lease shall be validly existing and enforceable to the Parties in accordance with its terms. Each lease shall be registered and recorded. On the Signing Date, all precedent conditions for each lease to be enforceable shall all be met. The Target Company shall accept and actually possess the real estate in accordance with the respective lease, and shall not be subleased, released, or pledged its leasehold interest.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

10.3	Target Companies shall always promptly pay any rent or other payable fees and costs in accordance with the leases. In the terms of any lease, there shall not be any default or event of default of the Target Company that have not yet been remedied or waived, or the default or event of default that occurred when the notification was issued, by the elapse of time or both. There shall not be any pending or eventual expropriation, confiscation, disputes, claims, demands, or similar procedures relating to or may affect the continued use and enjoyment of any lease.

10.4	Landlord of each lease shall have full property rights of the real estate under the lease without any property defects. Each real estate under any lease shall be in all respects consistent with applicable laws and appropriate for the Target Company’s business operations. Each lease and the Target Company shall be continuously used, occupied, and operated in the way used, occupied and operated currently. The real estate under the lease shall not constitute any violation relating to architecture, planning, fire control, partition and other land use and similar applicable laws.

11.	Material Contracts

11.1	In addition to the provisions of the Agreement, any agreement, document or arrangement concluded by the Target Company as a party shall be free of any relevant non-performance, breach of contract negligence that may lead to any request of right that exists by the Signing Date of the Agreement and will have significantly adverse effect to the Target Company. There shall not be any possibility for the request of right to occur or any circumstances which may trigger the request of right.

11.2	On the actual knowledge of each Warrantor or what shall be reasonably known after proper inquiry or doing duty of care, all Parties that conclude the Agreement with the Target Company or incur obligation to the Target Company shall not violate the Agreement with the Target Company or the obligations to the Target Company. The Target Company shall not violate any agreement or agreements it concludes as a party (such agreement or agreements are still in force and/or uncompleted on the Signing Date and Closing Date of the Agreement) to cause significant adverse effect on the Target Company.

11.3	On the actual knowledge of each Warrantor or what shall be reasonably known after proper inquiry or doing duty of care, there shall not be any offer, bid, or similar matter that has significant adverse effect on overall business or financial position of the Target Company.

11.4	The Target Company shall not conclude or assume any contract, transaction, arrangement or obligation that meets the following conditions (such contract, transaction, arrangement or obligation is still in force and/or uncompleted on the Closing Date, and the amount of money involved is more than RMB 300,000, except for those obligations of the Target Company under these contracts, transactions, arrangements or obligations that have already been disclosed accurately in the disclosure letter): special or unusual nature, or beyond the scope of the regular service.

11.5	On the actual knowledge of each Warrantor or what shall be reasonably known after proper inquiry or doing duty of care, any of the group companies shall not be subject to any default remedial responsibility or obligation.

11.6	On the Signing Date, the Agreement, all contracts or arrangements concluded by the Target Company (such contract or arrangement is still in force and/or incomplete on the Closing Date) shall be concluded on the basis of fair trade, and any profits or financial position of the Target Company shall not be affected by any contract or arrangement that has not been concluded on the basis of fair trade.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

12.	Related Party Transaction

The transaction (including but not limited to occupied fund, financing providing, procurement, license, credit and debt, etc.) between the Target Company and each Warrantor and its related party has been adequately disclosed. In other case, there shall be no other transaction between the Target Company and each Warrantor and its related party. Commercial terms concerning related party transaction between the above mentioned parties are fair and just, without situations damaging the interest or increasing the burden of the Target Company.

13.	Environment

The Target Company does not have any major violation to applicable laws or regulations concerning environmental protection. The Company has always substantially observed applicable international conventions/treaties, international standards, international industrial codes and applicable laws, regulations, industrial codes, guidelines, documents and standards related to environmental protection issued by the local government of the operation place. In addition, the Target Company has never received any related complaints, protests, warnings or punishments, etc..

14.	Tax

14.1	The Target Company has gone through all the related tax registrations according to related laws and the requirement of the tax authority. The Company has gone through the tax declaration in time and paid adequate tax timely. There is no tax dispute, nor are there any other cases that are likely to cause any punishment to the Target Company. As regarded to the taxable payment or the possible tax ability of the Target Company, it has adequately made provision or published in items of the account.

14.2	Target Companies have paid all the due taxes payable, tariff and levy. As far as each Warrantor concerns, or after appropriate inquiry or with discreet obligation, these Companies shall be known as companies under no investigations from tax authorities.

15.	Full Disclosure

15.1	After the Buyer expresses the intention to buy share from the Seller or subscribes any shares, for all information provided by the Warrantor to the Buyer or to any of its representatives, or provide by other parties representing Warrantors to the Buyer or to any of its representatives, these information in all aspects shall be true and accurate. In addition, there shall be no facts or terms not in written form provided to the Buyer or to any of its representatives that make the above mentioned information untrue or misleading.

15.2	All Warrantors do not know any truth or situations related to them or their target businesses that may cause major adverse impact, or any truth or situations yet to be disclosed in any document that may influence the Buyer’s decision to buy shares from the Seller or subscribe shares according to clauses hereof after appropriate estimation.

15.3	For all representations and warranties of each Warrantor hereunder, and those provided or to be provided to the Buyer according to the Agreement, or those related to transactions proposed hereunder, there contains no false statement with any material facts and will not contain any false statement with material facts. In addition, all above mentioned representations and warranties do not and will not miss any material facts that may make the statement thereunder misleading.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Part II Payment Guarantee of the Remaining Consideration

1.	Target Business and Target Asset

1.1	Before the Payment Date of the Remaining Consideration, the Target Business is mainly operated in Taiwan, Russia and Brazil. No business is operated in other places.

1.2	In completing the transaction, before transferring the Target Business and all Target Assets necessary or related to the operating of Target Business to the Hong Kong Company and WFOE, each Warrantor is the only legal title holder of the Target Business and Target Asset, with no encumbrance attached, including the right to file a lawsuit against infringement act.

1.3	After transferring the Target Business and Target Assets to the Hong Kong Company and WFOE, assets (including Target Assets) legally held, occupied or controlled by each group company are under fine condition with no encumbrance attached. These assets constitute the necessary asset, property and right of the group company to conduct the Target Business. Only based on these assets, the Target Business can be operated with the Target Asset in the form and scale of the Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea before the Payment Date of the Remaining Consideration.

2.	License

Every group company has legally and effectively operated the Target Business in major operation places (namely Taiwan, Russia and Brazil) without violating any applicable laws. As far as the Seller knows, no possible fact may make the local target business operation of the group company illegal or fail to guarantee the Target Business to be further operated in the way and scale of the time before the Signing Date of each Warrantor.

3.	Intellectual Property and Business Secrets

3.1	In carrying out the transaction, before transferring intellectual property to the Hong Kong company and WFOE, each Warrantor is the only legal title holder of intellectual property, with no encumbrance attached, including the right to file a lawsuit against infringement act. There is no pending or intended appeal questioning the effectiveness, enforceability, scope, clauses or other aspects of any intellectual property. Moreover, no intellectual property is wholly or partially identified as invalid or unenforceable due to any reason in any appeal.

3.2	After transferring intellectual property to the Hong Kong Company and WFOE, every group company legally holds intellectual property, with no encumbrance attached. The held intellectual property is adequate to enable every group company after the Payment Date of the Remaining Consideration according to the Closing Date to operate the Target Business with the intellectual property in the state when the transaction is carried out before the intellectual property is transferred to the Hong Kong Company and WFOE.

3.3	Each Warrantor has taken appropriate measures to protect the confidentiality and value of all of its business secrets. Unless as specified in valid, proper and unviolated confidentiality and/or license agreement, no one has used, disclosed or discovered any business secret related to the Target Business. For their own interests (as appropriate), related employees and consultants have signed the Intellectual Property Confidentiality Agreement. According to the Agreement, every employee and consultant has transferred every intellectual property to the Target Group (if any) and agrees to keep the confidentiality of all business secrets.

3.4	Each Warrantor or any previous owner of the intellectual property has not received any notification of any threatened-to-be, pending or ongoing appeal concerning intellectual property or other actual or claimed intellectual property violation involving any third party. In addition, each Warrantor or any previous owner does not know any reason to anticipate any fact or situation that may cause any appeal of this kind.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

3.5	Each Warrantor or any previous owner of the intellectual property has never authorized a third party of the right to use any intellectual property or other rights.

3.6	All reward and payment to the inventor of any intellectual property required by laws or other reward or payment to the creator or designer has been fully paid to the related inventor, designer and creator.

3.7	There is no third party registering or using other intellectual property (including the trade mark) related to any Target Business (whether the intellectual property has been registered or not, registration application included), or registering or using any domain name with the same or similar name of the ones owned or used by the Target Company, or used in other ways of business (including the Target Business).

4.	Information Technology

4.1	Each Warrantor shall provide all information technology (including but not limited to software under developing), statistics of registered players and all details of the historic operation data used by the Target Business to the Target Group on or before the Payment Date of the Remaining Consideration. Afterwards, the Target Group becomes the only legal and beneficial owner of the corresponding information technology with no encumbrance attached under this situation, or the Target Group becomes the legal licensee of this information technology.

4.2	All information technology of the Target Business is in fine working condition and is maintained according to good industrial conventions.

4.3	Each Warrantor has provided the details of all agreements and arrangements related to the information technology established by the Target Business or from which they benefit on or before the Payment Date of the Remaining Consideration.

4.4	Any information technology of the Target Business shall not be the subject of any lawsuit or other disputes or claim for rights.

4.5	The Target Business has not encountered any suspension in business or operation because of the following terms: (i) any security flaw related to any information technology, (ii) any breakdown of any information technology (whether it is caused by any flaw, virus, defect or other reason), under capacity or other sub-standard performance, or (iii) any information technology breakdown, suspension or operation with defects due to the occurrence or treatment of any date. There shall be no situation that may or is estimated to cause any suspension of this kind.

4.6	All necessary or needed information technology or business information of the Target Business shall not be directly or indirectly impaired because of the transaction proposed hereunder.

4.7	Any information technology used by each Warrantor in this Target Business did not violate or use without authorization the information technology of any third party twelve (12) months before the Payment Date of the Remaining Consideration.

5.	Information Saved by the Server

All servers’ information of each Warrantor in the Target Business is true, accurate and complete at the payment time on the Payment Date of the Remaining Consideration and the information is not mastered or known by any third party except each Warrantor.

6.	Material Contract

Regarding the Target Business, each Warrantor remains in fine relationship with related users, show hosts, distributors, servers and broadband providers and other stake holders to this business. Therefore the continuity of the Target Business can be maintained without service suspension because of the transfer of contract or the change of servers.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

7.	User

The Target Group has not received any notification and no party has any reason to believe that in any time after the Payment Date of the Remaining Consideration the Target Group will be unable to get steady income from the current users of the Target Business, or the number of future users of the Target Business will have a great decrease comparing with the previous income.

8.	Employment

Each Warrantor has appropriately terminated the employment contract with employees in the Target Asset on or before the Payment Date of the Remaining Consideration and has paid all fees related to the termination of employment contract including economic compensation.

9.	Full Disclosure

9.1	After the Buyer expresses the intention to buy share from the Seller or subscribes any shares, for all information provided by the Warrantor to the Buyer or to any of its representatives, or provide by other parties representing Warrantors to the Buyer or to any of its representatives, these information in all aspects shall be true and accurate. In addition, there shall be no facts or terms not in written form provided to the Buyer or to any of its representatives that make the above mentioned information untrue or misleading.

9.2	Each Warrantor does not know any truth or situations related to them or their Target Businesses that may cause major adverse impact, or any truth or situations yet to be disclosed in any document that may influence the Buyer’s decision to buy shares from the Seller or subscribe shares according to clauses hereof after appropriate estimation.

9.3	For all representations and warranties of each Warrantor hereunder, and those provided or to be provided to the Buyer according to the Agreement, or those related to transactions proposed hereunder, there contains no false statement with any material facts and will not contain any false statement with material facts. Also, all above mentioned representations and warranties do not and will not miss any material facts that may make the statement thereunder misleading.

Part III Warrantors’ Guarantee Concerning Target Business and Target Asset

1.	Compliance with Laws

1.1	The operation of Target Business and Target Asset does not violate and has never violated any applicable laws, including national laws and regulations and local rules and regulations applied to the Target Business and Target Assets issued in the judicial field of the Target Business.

1.2	Except items to be discussed herein, the completion of the transaction hereunder will not (i) constitute the breach of any clause of any agreement related to the Target Business and Target Asset, or bring any right to cease, terminate or bring forward any right or obligation about the Target Business or Target Asset under any clause of any contract, or lead to the loss of any interest of the Target Business and Target Asset under any clause of any contract, or lead to any increase of the current effective interest rate of any debt related to the Target Business and Target Asset; (ii) make any encumbrance out of the Target Asset; or (iii) make it impossible or difficult for the Hong Kong Company and WFOE to own and operate the Target Business and Target Asset in its intended way.

1.3	All contracts related to the Target Business and Target Asset are effective and constitute the binding obligation of contracting parties. At the same time all major aspects of the contract shall be observed. No cease notification or notification of termination intention has been received.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

1.4	None of the following events has existed or occurred (whether notification or passage of time is needed): (i) that may constitute or lead to the violation or failure to observe any applicable laws of the Target Business or Target Asset, or (ii) that may lead the Hong Kong Company and WFOE obliged to perform any remedial action or assume the whole or partial cost of the remedial action. In addition, concerning the Target Business and Target Asset, each Warrantor has not received from any government authorities (x) any actual, alleged, possible or potential breach or failure to observe any applicable laws, or (y) any actual, alleged, possible or potential remedial action or any notification or other message (whether in oral or written form) to assume the whole partial cost of the remedial action.

2.	No Appeal or Lawsuit

2.1	There is no pending or threatened-to-be issued appeal or lawsuit that is issued against or influences the Target Business or Target Asset. Neither the Target Business nor the Target Asset is involved in any form in the appeal that has already or is predicted to bring adverse influence separately or collectively. There is no fact or situation that may lead the appeal to investigation and punishment.

2.2	There is no pending judgment, court order or arbitral decision against the Target Business and Target Asset, nor does any detention, execution or procedure of the above mentioned events exist.

3.	Financial Data

3.1	Financial data shall be accurate and complete, reflecting the actual situation and financial condition and value of the Target Business and Target Asset on corresponding date in a true, comprehensive and just manner;

3.2	Financial data is prepared according to the US Generally Accepted Accounting Principle and/or Chinese Accounting Standards;

3.3	Financial data have disclosed the Target Asset, the value of the Target Business for the purpose of transaction and other significant items in an accurate, complete, true, comprehensive and just manner.

4.	Events After September 30, 2013

4.1	From September 30, 2013, except those for the purpose of normal operation, disclosed in the financial data or required by the transaction,

(a)	all Target Businesses shall be carried out and/or expanded according to the normal operation practice and/or the actual situation, so as to maintain its sustainability, without changing any management or operation form of its business, undertaking or asset, except the change in accordance with the fixed conventional way and the expansion of business based on the actual situation;

(b)	There isn’t any event that has any major adverse impact on the Target Business and Target Asset;

(c)	The Target Business has paid no capital expenditure over RMB 300,000 or made any capital commitment over RMB 300,000 outside the normal operation process;

(d)	The Target Business has not set, arose, assumed or encountered any debt or guarantee;

(e)	The Target Business has no (i) reconciliation, or offered or proposed reconciliation; (ii) lawsuit, investigation, arbitration, procedure or other claim for rights; or (iii) lawsuit, investigation, procedure or dispute related to the transaction proposed hereunder;

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

(f)	The Target Business is not sold, rented or transferred to others, or is set or brought to any encumbrance;

(g)	The Target Business does not violate any clause or regulation of any contract or any applicable law.

5.	Real Estate

5.1	Each Warrantor (before the completion of the reorganization plan) and the Hong Kong Company and WFOE (after the completion of the reorganization plan) enjoys or has the legal and beneficial ownership and other rights or interests over any real estate (if any) needed for its operating Target Business and Target Asset.

5.2	Every lease shall constitute the entire agreement of the corresponding real estate with each Warrantor (before the completion of the reorganization plan) and the Hong Kong Company and WFOE (after the completion of the reorganization plan) as a party. The authentic and complete copy of every lease, attached with all amendment, revision and correction, has been submitted to the Buyer. Every lease validly exists. It can be implemented to every party according to its clauses and every lease has gone through necessary registration and filing. On the Closing Date or the Payment Date of the Remaining Consideration, all prerequisites for the implementation of every lease have been satisfied. Each Warrantor (before the completion of the reorganization plan) and the Hong Kong Company and WFOE (after the completion of the reorganization plan) have accepted and actually occupied the corresponding real estate without subleasing, releasing or pledging its leasehold interest.

5.3	Each Warrantor (before the completion of the reorganization plan) and the Hong Kong Company and WFOE (after the completion of the reorganization plan) have always timely paid any rent or other expenditures and costs according to the lease. Under any lease, there is no violation or violation event of each Warrantor (before the completion of the reorganization plan) and the Hong Kong Company and WFOE (after the completion of the reorganization plan) that has not been remedied or is still under investigation. Also there is no event that may constitute violation or violation event upon the issuance of notification or along the passage of time or both, nor does there exist any pending or possible expropriation, confiscation, dispute, claim for rights, requirement or other similar procedure that is related to or may have adverse effect on the consistent use or ownership of any lease.

5.4	The landlord of every lease has the full ownership of real estate under the lease, with property defect not attached. Every real estate under any lease is in all aspects in accordance with laws and suitable for the business operation of each Warrantor (before the completion of the reorganization plan) and the Hong Kong company and WFOE (after the completion of the reorganization plan). When the use, occupation and operation of every lease and each Warrantor (before the completion of the reorganization plan) and the Hong Kong Company and WFOE (after the completion of the reorganization plan) follows the way the real estate under the lease is currently used, occupied and operated, the applicable laws concerning the construction, planning, fire protection, partition and the use of the lands will not be violated.

6.	Material Contracts

6.1	Unless otherwise stipulated in the Agreement, there is no claim in any agreement, document or arrangement for or related to the Target Business and Target Asset, the failure to observe or the breach of which may lead to major adverse impact on the whole Target Business and target asset. Nor will there be any possibility or any situation possible for the claim of this kind.

6.2	On the actual knowledge of each Warrantor or what shall be reasonably known after proper inquiry or doing duty of care, all involved parties under the Agreement related to the Target Business do not violate the Agreement or the obligation hereunder.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

6.3	On the actual knowledge of each Warrantor or what shall be reasonably known after proper inquiry or doing duty of care, there is no offer, bid or similar event that will have great adverse impact on the Target Business and Target Asset.

6.4	The Target Business does not establish or assume any contract, transaction, arrangement or responsibility of the following kind (except that such contract, transaction, arrangement or responsibility is still effective and/not completed on the Closing Date or the Payment Date of the Remaining Consideration, and the amount of the contract, transaction, arrangement or responsibility exceeds RMB 300,000, but the obligation of each Warrantor (before the completion of the reorganization plan) and the Hong Kong Company and WFOE (after the completion of the reorganization plan) under the contract, transaction, arrangement or responsibility is accurately reflected in the financial data): the nature is special or abnormal or beyond the scope of normal business.

6.5	All contracts or arrangements related to the Target Business (such contract or arrangement is still effective or not completed on the Closing Date or the Payment Date of the Remaining Consideration) are established on the basis of fair trade. In addition, the profit or financial condition of any Target Business is not affected by any contract or arrangement that is not established on the basis of fair trade.

7.	Employment

7.1	On the Signing Date, Closing Date and the Payment Date of the Remaining Consideration of the Agreement, there is no requirement, claim for compensation, reimbursement (whether according to applicable laws or others) or other payment from the current or former employees, directors or other administrative staff of the Target Business or their family inheritors or family members.

7.2	On the Signing Date, Closing Date and the Payment Date of the Remaining Consideration of the Agreement, employees of the Target Business are not involved in any trade or industrial dispute or any fact that may be related to any industrial dispute. The fact is known or become known after proper query.

7.3	On the Signing Date, Closing Date and the Payment Date of the Remaining Consideration of the Agreement, unless otherwise stipulated in the applicable laws of the related jurisdiction or disclosed in the financial data, former or current administrative staff or employees of the Target Business or their family members have no other retirement payment, annuity, pension or similar welfare, nor do they be planned to enjoy this welfare in the future.

7.4	Except the transaction proposed hereunder, employees of the Target Business are not set to have share option plan, share incentive plan or similar plans.

7.5	On the Signing Date, Closing Date and the Payment Date of the Remaining Consideration of the Agreement, excepting working for each Warrantor (before the completion of the reorganization plan) and the Hong Kong Company and WFOE (after the completion of the reorganization plan), employees of the Target Business do not engage in business the same as or similar to the Target Business, unless the one disclosed by each Warrantor in the disclosure letter of the Agreement.

8.	Tax

8.1	Tax related to the Target Business has gone through all the related tax registrations according to related laws and the requirement of the tax authority and paid tax in full timely. There is no tax dispute, nor are there any other cases that are likely to cause any punishment to the Target Company. As regarded to the taxes payable or the possible tax ability of the Target Business, it has adequately made provision or disclosed in the financial data.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

8.2	Target Companies have paid all the due taxes payable, tariff and levy. As far as each Warrantor concerns, or after appropriate inquiry or with discreet obligation, these Companies shall be known as companies under no investigations from tax authorities.

Part IV Representations and Warranties of Each Warrantor

1.	Establishment, Good Credit Standing and Qualification

Each Warrantor is (1) a valid existing limited company with good credit standing, legally established according to the local applicable laws. Its establishment has obtained the approval of all government authorities (if necessary); (2) has all necessary rights and authorization to own and operate its property and develop its business, and sign, deliver and perform the Agreement and the transaction proposed hereunder; (3) has the qualification for trade transaction; has all necessary license and qualification for the business operation and owns good credit standing in every jurisdiction calling for the due qualification; and (4) has always developed its business legally since its establishment.

2.	Authorization

2.1	Each Warrantor has taken all necessary measures to make it possible to authorize, sign and deliver the Agreement and perform obligations hereunder. The Agreement and other agreement and/or instrument that make each Warrantor a party accordingly constitute its effective and legally binding obligations which can be implemented according to its clauses.

2.2	When signing, delivering or performing the Agreement or completing the transaction proposed hereunder, each Warrantor does not need to get other extra permission from any person except those already obtained on the Closing Date and/or the Payment Date of the Remaining Consideration.

3.	Seller’s Shares and Share to Be Subscribed

3.1	Seller’s Shares bought by the Buyer (i) have been officially issued and paid in full amount, (ii) shall transfer to the Buyer on the Closing Date the ownership which is partially effective to the Seller’s Shares with no alienation restriction and other encumbrance attached. And all rights and interests attached to the Seller’s Shares shall be transferred.

3.2	According to the clause hereof, the Target Company shall transfer the ownership of the shares to be subscribed which is appropriately effective with no alienation restriction and other encumbrance attached. And all rights and interests attached to the share shall be transferred.

4.	Non-violation

Each Warrantor’s signing, delivering and performing of the Agreement or completing of the transaction proposed hereunder will not (i) constitute conflict against any applicable laws; (ii) constitute the violation of any clause of any contract, or bring any right to cease, terminate or bring forward any right or obligation under any clause of any contract, or lead to the loss of any interest of the Target Business and Target Asset under any clause of any contract, or lead to any increase of the current effective interest rate of any debt related to the Target Business and Target Asset; or (iii) make any encumbrance out of any asset or property of each Warrantor (unless otherwise clearly agreed in the transaction document of each party).

5.	Insolvency

Each Warrantor will not or has no reason to believe that there will be insolvency or unpayable debt in the foreseeable future according to applicable laws. No compromise with the creditor or other related legal process, or any liquidation, bankruptcy or other dissolution procedure involving each Warrantor exists or is believed to take place in the foreseeable future. In addition, as far as each Warrantor knows, there isn’t any event that may trigger this legal process according to applicable laws.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

6.	No Claim or Lawsuit

There is no pending or threatened-to-be claim related to any aspect of the Target Group or Target Business or Target Asset, against or influencing each Warrantor or its related party.

Part V Representations and Warranties of the Buyer

1.	Establishment, Good Credit Standing and Qualification

The Buyer is a valid existing company with good credit standing appropriately established according to applicable laws of British Virgin Islands. The Buyer has all necessary corporate rights and authorization for signing and delivering the Agreement and performing the transaction hereunder.

2.	Authorization

The Buyer has the full right and authorization to establish this Agreement. When the signing and delivery of the Agreement is valid, the Agreement constitutes valid and legally binding obligations which can be implemented accordingly.

3.	Non-violation

The Buyer’s signing, delivering and performing of the Agreement or completion of the transaction hereunder will not (i) constitute conflict against any applicable laws, whether along with the passage of time or upon notification; (ii) constitute dispute against any applicable laws; or (iii) constitute the violation of any clause of any contract, or bring any right to cease, terminate or bring forward any right or obligation under any clause of any contract, or lead to the loss of any interest of the Buyer under any clause of any contract.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Annex III Reorganization Plan

Step 1:	The Seller establishes the Target Company in the British Virgin Islands according to the local laws five (5) business days after the Signing Date.

Step 2:	The Target Company invests and establishes a limited company (“the Hong Kong Company”) in Hong Kong according to the laws of Hong Kong.

Step 3:	The Hong Kong Company invests and establishes a wholly foreign owned enterprise (WFOE) in Beijing, China according to the law of the PRC.

Step 4:

(A)	The Hong Kong Company accepts the Target Business and Target Asset from the Seller and Kunlun Korea, including the listed asset and contract in Part III of Annex IV and the listed asset and employees in Part IV of the same Annex; and

(B)	WFOE transfers the Target Business and Target Asset from Kunlun Beijing and Kunlun Guangzhou, including the listed asset and employees in Part I of Annex IV and asset and employees in Part IV of the same Annex.

(C)	According to items (A) and (B), the Hong Kong Company and WFOE keep the consideration of the corresponding Target Business and Target Asset in the form of accounts payable into the financial statements of Hong Kong Company and WFOE (“Amount of Accounts Payable”). In the process of reorganization, no actual payment will be performed.